                                                                    EXHIBIT 99.3


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

In re:                                 )     Chapter 11
                                       )
LASON, INC., et al.,                   )     Case Nos. 01-11488,01-11489,
                                       )     01-11491, 01-11492, 01-11494,
                                       )     01-11496, 01-11497, 01-11499,
             Debtors.                  )     01-11501 and 01-11503 (MFW)
                                       )
                                       )     Jointly Administered

                      DISCLOSURE STATEMENT WITH RESPECT TO
                         JOINT PLAN OF REORGANIZATION OF
                     LASON, INC. AND ITS SUBSIDIARY DEBTORS

Lawrence K. Snider, Esq.
Aaron L. Hammer, Esq.
MAYER, BROWN & PLATT
190 South LaSalle Street
Chicago, Illinois  60603-3441
(312) 782-0600

Robert S. Brady (No. 2847)
Michael R. Nestor (No. 3526)
Young Conaway Stargatt & Taylor
1000 West Street, 11th Floor
Wilmington, Delaware  19899-0391
(302) 571-6600

ATTORNEYS FOR DEBTORS

Dated:   January 11, 2002

                               TABLE OF CONTENTS


                                                                                         PAGE
I.   INTRODUCTION.......................................................................   1

II.  HOLDERS OF CLAIMS ENTITLED TO VOTE.................................................   3

     A.     Voting Procedures...........................................................   3

     B.     Confirmation Hearing........................................................   4

III. OVERVIEW OF THE PLAN...............................................................   5

     A.     General Information Concerning Treatment of Claims and Interests............   5

     B.     Summary of Distributions....................................................   6

     C.     Treatment of Unsecured Claims...............................................   9

     D.     Treatment of Securities Claims and Interests: Classes 6, 7, 8 and 9.........  10

     E.     Terms of New Common Stock to Be Issued Pursuant to the Plan.................  10

     F.     New Senior Notes for Secured Lender Claims; Amendment to the
            Prepetition Credit Agreement................................................  10

     G.     Junior Notes for Key Manager Claims.........................................  10

     H.     Board of Directors of Reorganized Lason.....................................  10

     I.     Executive Management Incentive Plan.........................................  11

     J.     Disbursing Agent Escrow Instructions........................................  11

     K.     Registration Exemption......................................................  11

     L.     Value of Reorganized Debtors................................................  12

IV.  GENERAL INFORMATION................................................................  13

     A.     Description and History of Debtors' Business................................  13

            1.     The Debtors..........................................................  13

            2.     Business and History.................................................  14

            3.     Industry.............................................................  15

     B.     Financial Results...........................................................  16

     C.     The Secured Prepetition Indebtedness........................................  16

     D.     Events Leading to Chapter 11 Filings........................................  17

     E.     Negotiation of the Plan.....................................................  18

V.   THE CHAPTER 11 CASES...............................................................  18

     A.     First Day Motions Filed.....................................................  19

     B.     Key Employee Retention Program..............................................  19

     C.     Other Significant Events Since Commencement of Chapter 11 Cases.............  20

                               TABLE OF CONTENTS


                                                                                         PAGE
     D.     Debtor in Possession Financing..............................................  20

VI.  THE PLAN OF REORGANIZATION.........................................................  20

     A.     Overview of Chapter 11......................................................  21

     B.     Overall Structure of the Plan...............................................  21

     C.     Classification and Treatment of Claims and Interests........................  21

     D.     Unclassified Claims.........................................................  22

            1.     Fee Claims...........................................................  22

            2.     Other Administrative Claims..........................................  22

            3.     Priority Tax Claims..................................................  23

     E.     No Waiver of Defense Regarding Unimpaired Claims............................  23

     F.     Method of Distribution Under the Plan.......................................  23

            1.     Sources of Cash for Plan Distribution................................  23

            2.     Distributions for Claims Allowed as of the Effective Date............  23

            3.     Interest on Claims...................................................  24

            4.     Distributions by the Reorganized Debtors.............................  24

            5.     Delivery of Distributions and Undeliverable or Unclaimed
                   Distributions........................................................  24

            6.     Record Date for Distributions........................................  25

            7.     Method of Cash Payment...............................................  25

            8.     Withholding and Reporting Requirements...............................  25

            9.     Setoffs..............................................................  26

            10.    Fractional Shares....................................................  26

            11.    Surrender of Cancelled Securities....................................  26

     G.     Resolution of Disputed, Contingent and Unliquidated Claims..................  27

     H.     Disputed Claim Reserve......................................................  27

     I.     Means for Implementation of the Plan........................................  28

            1.     Continued Corporate Existence and Vesting of Assets in
                   Reorganized Debtors..................................................  28

            2.     Corporate Governance, Directors and Officers and Corporate
                   Action...............................................................  28

            3.     Limited Substantive Consolidation....................................  29

            4.     Issuance of New Securities and Related Documents.....................  30

                               TABLE OF CONTENTS


                                                                                         PAGE
            5.     Asset Sales..........................................................  30

     J.     Treatment of Executory Contracts and Unexpired Leases.......................  30

            1.     Assumption of Executory Contracts and Unexpired Leases...............  30

            2.     Claims Based on Rejection of Executory Contracts or
                   Unexpired Leases.....................................................  31

            3.     Cure of Defaults of Assumed Executory Contracts and
                   Unexpired Leases.....................................................  31

            4.     Indemnification of Directors, Officers and Employees.................  31

            5.     Compensation and Benefit Programs; Employment Contracts;
                   Pension Plans........................................................  31

     K.     Confirmation and Effectiveness of the Plan..................................  32

     L.     Effect of Plan Confirmation.................................................  32

            1.     Preservation of Rights of Action; Settlement of Litigation
                   Claims...............................................................  32

            2.     Releases.............................................................  32

            3.     Discharge of Claims and Termination of Interests.....................  33

            4.     Exculpation and Limitation of Liability..............................  34

            5.     Injunction...........................................................  34

            6.     Dissolution of Official Committee Upon Effective Date of the
                   Plan.................................................................  34

     M.     Summary of Other Provisions of the Plan.....................................  34

            1.     Exemption from Certain Transfer Taxes................................  35

            2.     Cancellation of Notes, Instruments and Stock.........................  35

            3.     Effectuating Documents and Further Transactions; Corporate
                   Action...............................................................  35

            4.     Severability of Plan Provisions......................................  36

            5.     Revocation, Withdrawal or Non-Consummation...........................  36

            6.     Section 1145 Exemption...............................................  36

            7.     Amendment or Modification of the Plan................................  37

VII. CONFIRMATION AND CONSUMMATION PROCEDURE............................................  38

     A.     Solicitation of Votes.......................................................  38

     B.     The Confirmation Hearing....................................................  39

     C.     Confirmation................................................................  39

            1.     Unfair Discrimination and Fair and Equitable Tests...................  40

                               TABLE OF CONTENTS


                                                                                         PAGE
            2.     Best Interests Test..................................................  41

            3.     Feasibility..........................................................  41

VIII.RISK FACTORS TO BE CONSIDERED......................................................  43

     A.     Certain Bankruptcy Considerations...........................................  43

            1.     Failure to Satisfy Vote Requirement..................................  43

            2.     Non-Consensual Confirmation..........................................  43

            3.     Risk of Non-Occurrence of the Effective Date.........................  44

            4.     General Effect.......................................................  44

            5.     Effect of Debtors' Chapter 11 Cases on Relations with Trade
                   Vendors..............................................................  44

            6.     Classification and Treatment of Claims and Equity Interests..........  44

     B.     Factors Affecting the Value of the Securities to Be Issued Under
            the Plan....................................................................  45

            1.     Speculative Nature...................................................  45

            2.     Competitive Conditions...............................................  45

            3.     Variances from Projections...........................................  45

            4.     Disruption of Operations.............................................  45

            5.     Lack of Trading Market; Issuance to Disbursing Agent.................  46

            6.     Dividend Policies....................................................  46

     C.     Risks Relating to the Reorganized Debtors...................................  46

            1.     Leverage and Debt Service............................................  46

            2.     Risks of Key Management and Employee Retention.......................  46

            3.     Volatility of Available Temporary Labor and Paper Prices.............  47

            4.     Effect of Potential Fluctuations in Quarterly Operating
                   Results; Seasonality.................................................  47

            5.     Importance of Continued Development of New Services..................  47

            6.     Potential Liability for Unauthorized Disclosure of
                   Confidential Information.............................................  47

            7.     Risk of Business Interruptions and Dependence on Single
                   Facilities for Certain Services......................................  48

            8.     Risk of Continued Growth in the Information Management
                   Outsourcing Industry.................................................  48

            9.     Risk of Execution on Sale or Closure of Non-Core Operations..........  48

            10.    History of Recent Significant Operating Losses.......................  49

                               TABLE OF CONTENTS


                                                                                         PAGE
     D.     Special Note Regarding Forward-Looking Statement............................  49

     E.     Section 1145 of the Bankruptcy Code.........................................  50

     F.     Rule 144....................................................................  50

IX.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN................................  51

     A.     General.....................................................................  51

     B.     Federal Income Tax Consequences to the Debtors..............................  51

            1.     Cancellation of Indebtedness Income..................................  51

            2.     Net Operating Losses.................................................  52

            3.     Federal Alternative Minimum Tax......................................  53

            4.     Federal Income Tax Consequences to Holders of Class 5 Claims.........  54

     C.     Importance of Obtaining Professional Tax Assistance.........................  54

X.   ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN..........................  55

     A.     Alternative Plan(s) of Reorganization.......................................  55

     B.     Liquidation of the Debtors..................................................  55

XI.  CONCLUSION AND RECOMMENDATION......................................................  57

                                I. INTRODUCTION

            Lason, Inc. ("LSON" or the "Company") and its direct and indirect subsidiaries (collectively with LSON, the "Debtors") submit this disclosure statement (the "Disclosure Statement") to holders of claims against the Debtors in connection with the solicitation of acceptances of the Joint Plan of Reorganization of Lason, Inc. and Its Subsidiary Debtors, dated January 11, 2002, as the same may be amended (the "Plan"). Unless otherwise defined herein, all capitalized terms contained herein have the respective meanings assigned to them in the Plan.

            On March __, 2002, this Disclosure Statement was approved by the Bankruptcy Court as containing adequate information, as required by Section 1125 of the Bankruptcy Code, to permit holders of impaired claims and interests to make an informed judgment in exercising their right to vote to accept or to reject the Plan. The Bankruptcy Court, however, has not conducted an independent review or investigation of the factual and financial matters described herein, nor has the Bankruptcy Court approved or ruled on the merits of the Plan.

            This Disclosure Statement describes certain aspects of the Plan, the Debtors' operations, the Debtors' projections with respect to their intended operations following implementation of the Plan and other related matters. For a complete understanding of the Plan, you should read the Disclosure Statement, the Plan and the exhibits and schedules thereto in their entireties.

            The Debtors believe that confirmation of the Plan and consummation of the restructuring provided for therein is in the best interests of the Debtors and their respective creditors. Accordingly, the Debtors urge each creditor that is impaired under, and entitled to vote with respect to, the Plan, to vote to accept the Plan. Detailed voting instructions are set forth in
Section I.A of this Disclosure Statement. To be counted, a ballot containing your vote to accept or to reject the Plan must be received by the Debtors' balloting agent, First Union National Bank ("First Union"), no later than 4:00 P.M. (EST) ON ______, 2002.

            THE DEBTORS STRONGLY URGE ACCEPTANCE OF THE PLAN. THE DEBTORS HAVE NEGOTIATED THE TERMS OF A PORTION OF THE PLAN WITH ITS PREPETITION LENDERS, HOLDERS OF APPROXIMATELY $260 MILLION IN SENIOR SECURED BANK DEBT. THE PREPETITION LENDERS ARE SECURED BY A FIRST PRIORITY SECURITY INTEREST IN SUBSTANTIALLY ALL THE ASSETS AND PROPERTIES OF LASON AND THE SUBSIDIARY DEBTORS, AS WELL AS A PLEDGE OF 100% OF THE CAPITAL STOCK OF THE SUBSIDIARY DEBTORS AND CERTAIN OTHER LASON SUBSIDIARIES VIA THE PREPETITION CREDIT AGREEMENT. THE DEBTORS BELIEVE THAT AT LEAST 67% IN AGGREGATE PRINCIPAL AMOUNT OF THE PREPETITION LENDERS HAVE AGREED TO VOTE IN FAVOR OF THE PLAN WITH RESPECT TO THEIR SECURED LENDER CLAIMS AND THEIR CLASS 5 GENERAL UNSECURED CLAIMS.

            The Plan provides for the restructuring of the Debtors' liabilities in a manner designed to maximize recoveries to all creditors and to enhance the financial viability of the Debtors, as they are reorganized under the Plan. The Plan contemplates the restructuring of the Debtors' secured debt obligations and the conversion of a significant portion of the Debtors' unsecured obligations and certain other liabilities into new equity in the reorganized Company. The Debtors' general unsecured creditors and secured creditors, to the extent that their debt is in excess of the value of their collateral, will receive equity in the Reorganized Debtors. The Debtors' existing equity interests will be cancelled under the Plan, and the Company's existing shareholders and holders of warrants and options will receive no distributions on account of their interests.

            NO PERSON IS AUTHORIZED BY ANY OF THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION REGARDING THIS DISCLOSURE STATEMENT OR THE PLAN OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO.

            THE ACCURACY OF THE ACCOUNTING, FINANCIAL, ECONOMIC AND OTHER INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS THE EXCLUSIVE RESPONSIBILITY OF THE DEBTORS AND IS EXPRESSLY SUBJECT TO THE QUALIFICATIONS AND DISCLOSURES SET FORTH HEREIN.

            THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT AT ANY TIME AFTER THE DATE HEREOF SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED HEREIN SINCE THE DATE HEREOF.

            THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING THE INFORMATION REGARDING THE HISTORY, BUSINESS AND OPERATIONS OF THE DEBTORS AND THE HISTORICAL FINANCIAL INFORMATION REGARDING THE DEBTORS IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN BUT, AS TO CONTESTED MATTERS AND ADVERSARY PROCEEDINGS, IS NOT TO BE CONSTRUED AS AN ADMISSION OR STIPULATION BUT RATHER AS STATEMENTS MADE IN SETTLEMENT NEGOTIATIONS.

            FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE, ARE SUBJECT TO AND ARE

QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENTS.

                     II. HOLDERS OF CLAIMS ENTITLED TO VOTE

            Under the Bankruptcy Code, classes of claims that are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims and interests that are not entitled to receive any distribution on account of their claims or interests are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan.

            Under the terms of the Plan, the holders of claims and interests in the following classes are impaired and the holders of such claims and interests as of the date of approval of this Disclosure Statement (the "Voting Record Date") are entitled to vote to accept or reject the Plan:

                         Class              Description
                         -----              -----------
                    -  Class 2A       Secured Lender Claims
                    -  Class 2B       Other Secured Claims
                    -  Class 3        Convenience Claims
                    -  Class 4        Key Manager Claims
                    -  Class 5        General Unsecured Claims
                    -  Class 10       Subsidiary Interests

            Votes on the Plan are not being solicited from Holders of Non-Tax Priority Claims (Class 1) which is unimpaired and deemed to have accepted the Plan. Votes on the Plan are also not being solicited from Holders of Preferred Stock Interests (Class 6), Old Common Stock Interests (Class 7), Securities Claims (Class 8) and Old Rights and Warrants (Class 9). The Debtors believe such classes are conclusively presumed to have rejected the Plan as set forth herein and in the Plan. The Holders of Classes 6, 7, 8, and 9 will receive nothing under the Plan and, therefore, are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

      A.    VOTING PROCEDURES

            If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. Please carefully follow the instructions set forth in the Ballot and vote and return your ballot(s) to:

                            FIRST UNION NATIONAL BANK
                            IN RE LASON INC., ET AL.
                                 P.O. BOX 600490
                           JACKSONVILLE, FL 32260-0490

            TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY FIRST UNION NO LATER THAN 4:00 P.M. (EST) ON ________, 2002 (THE "VOTING DEADLINE").

            ANY BALLOT WHICH IS EXECUTED BUT DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL BE DEEMED TO BE AN ACCEPTANCE OF THE PLAN, AND ANY BALLOT THAT IS NOT EXECUTED OR IN WHICH BOTH THE ACCEPTANCE AND REJECTION BOX IS CHECKED WILL BE CONSIDERED NULL AND VOID AND WILL NOT BE COUNTED.

            If you are a holder of a claim entitled to vote on the Plan and did not receive a Ballot, received a damaged ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call the First Union, Attention:
Nathan Weil (904-367-4198). For additional information on voting, see Section VI.A of this Disclosure Statement.

      B.    CONFIRMATION HEARING

            Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing to determine whether the Plan meets the requirements for confirmation established by Section 1129 of the Bankruptcy Code. Any party in interest may object to confirmation of the Plan. The Bankruptcy Court has scheduled a hearing with respect to confirmation of the Plan for April __, 2002 (the "Confirmation Hearing"). Notice of the Confirmation Hearing has been, or will be, provided to holders of claims or their representatives which are entitled to vote on the Plan (the "Confirmation Notice"). Objections to confirmation must be filed with the Bankruptcy Court by April __, 2002 and served in accordance with the Notice of Confirmation. Such objections are governed by Bankruptcy Rules 3020(b) and 9014 and local rules of the Bankruptcy Court. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

                           III. OVERVIEW OF THE PLAN

            The following is an overview of certain material provisions of the Plan, which is attached hereto as Exhibit A. The following summaries of the material provisions of the Plan do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Plan, including all exhibits thereto. Any terms referenced herein are defined in Article I of the Plan.

      A.    GENERAL INFORMATION CONCERNING TREATMENT OF CLAIMS AND INTERESTS

            The Plan provides for payment in full of Administrative Claims, Priority Tax Claims and Non-Tax Priority Claims (Class 1). The Plan also provides that Holders of: (i) Senior Lender Claims (Class 2A) will receive New Senior Notes in the amount of $90,000,000,(1) which shall be reduced by the Net Sale Proceeds received by the Prepetition Lenders from asset sales occurring prior to the Effective Date; (ii) Convenience Claims (Class 3) will receive Cash in the amount of 25% of their allowed claims, (iii) Key Manager Claims (Class 4) shall participate in the New Junior Note to be issued to the Trustee under the Plan; and (iv) General Unsecured Claims (Class 5) will receive their pro rata share of 26,250,000 shares of New Common Stock, representing 87.5% ownership of reorganized Lason, which shall be issued to the Disbursing Agent and held for the benefit of Holders of General Unsecured Claims pursuant to the Disbursing Agent Escrow Instructions. Holders of Preferred Stock Interests (Class 6), Old Common Stock Interests (Class 7), Securities Claims (Class 8) and Old Rights and Warrants (Class 9) will receive no distributions on account of their interest or claims.

            The Debtors believe that the Plan provides distributions to all classes of claims and interests that reflect an appropriate resolution of the claims and interests, taking into account the differing nature and priority of such claims and interests under the Bankruptcy Code and applicable law.

----------
(1) Prior to the Confirmation Date, the Debtors and the Prepetition Lenders agreed to meet and discuss in good faith any appropriate modification to the amount of the Secured Lender Claims pursuant to Section 506 of the Bankruptcy Code. Any Modification of such amount will be disclosed by subsequent amendment to this Disclosure Statement.

      B.    SUMMARY OF DISTRIBUTIONS

            The following table describes the classification and treatment of claims and interests under the Plan.(2)

--------------------------------------------------------------------------------
        Description and Amount                   Summary of Treatment
        of Claims or Interests
--------------------------------------------------------------------------------
Class 1 (Non-Tax Priority Claims)       Class 1 is unimpaired by the Plan.
                                        Each Holder of an Allowed Non-Tax
A claim (other than an Administrative   Priority Claim is conclusively
Claim or a Priority Tax Claim) that is  presumed to have accepted the Plan
entitled to priority in payment         and is not entitled to vote to accept
pursuant to section 507(a) of the       or reject the Plan.
Bankruptcy Code.
                                        The legal and equitable rights of the
                                        holders of Non-Tax Priority Claims
                                        are unaltered by the Plan.  As soon
                                        as reasonably practicable after the
                                        later of (i) the Distribution Date,
                                        (ii) the date on which such Non-Tax
                                        Priority Claim becomes an Allowed
                                        Non-Tax Priority Claim, or (iii) the
                                        date such Non-Tax Priority Claim
                                        becomes due and owing in the ordinary
                                        course of the Debtors' business, each
                                        holder of an Allowed Non-Tax Priority
                                        Claim will receive in full
                                        satisfaction, settlement and release
                                        of and in exchange for such Allowed
                                        Non-Tax Priority Claim at the
                                        election of the Debtors (a) Cash
                                        equal to the amount of such Allowed
                                        Non-Tax Priority Claim; (b) such
                                        other treatment as to which the
                                        Debtors or the reorganized Debtors
                                        and the holder of such Allowed
                                        Non-Tax Priority Claim have agreed
                                        upon in writing; or (c) such claim
                                        will be otherwise treated in any
                                        other manner such that it will not be
                                        impaired pursuant to section 1124 of
                                        the Bankruptcy Code.

Estimated Amount of Allowed Claims:     Estimated Percentage Recovery:  100%
$_____
--------------------------------------------------------------------------------



--------

(2) Claim amounts are estimated as of January __, 2002. This table does not discuss the treatment of Administrative Claims or Priority Tax Claims, which are not required by the Bankruptcy Code to be classified and the holders of which are not entitled to vote to accept the Plan. All such claims will be paid in full as required by the Bankruptcy Code and described in Section V.D. of this Disclosure Statement, including the amounts owed under the DIP Credit Agreement.

--------------------------------------------------------------------------------
Class 2A (Secured Lender Claims)        Class 2A is impaired by the Plan.
                                        Each Holder of a Secured Lender Claim
A claim of a Prepetition Lender         impaired shall receive its pro rata
arising under the Prepetition Lender,   share of the New Senior Secured Notes
including claims for principal,         on account of its Allowed Secured
accrued but  unpaid interest through    Lender Claim.
the Petition Date, and any fees and
expenses due and owing under the        All distributions on account of
Prepetition Credit Agreement, and       Secured Lender Claims shall be made
secured by substantially all of the     to the Prepetition Agent for
Debtors' assets.                        distribution to the holders of
                                        Allowed Secured Lender Claims.  The
                                        Prepetition Lenders shall be entitled
                                        to a deficiency claim arising under
                                        Section 506(a) of the Bankruptcy Code
                                        which shall be classified and treated
                                        as an Allowed Class 5 General
                                        Unsecured Claim.

Estimated Amount of Allowed Secured     Estimated Percentage Recovery: ___%
Lender Claims: $_______ million as of
the Petition Date.
--------------------------------------------------------------------------------
Class 2B (Other Secured Claims)         Class 2B is impaired by the Plan.
                                        Each Holder of an Allowed Other
A claim (other than an Administrative   Secured Claim has been placed in a
Claim or a Secured Lender Claim) that   separate subclass as identified on
is secured by a lien on property in     Schedule III of the Plan.  Each
which a Debtor's Estate has an          subclass is treated as a distinct
interest or that is subject to setoff   Class for voting and distribution
under section 553 of the Bankruptcy     purposes and, thus, each Holder of an
Code, to the extent of the value of     Other Secured Claim is entitled to
the claim holder's interest in the      vote to accept or reject the Plan
applicable Estate's interest in such    with respect to its subclass.
property or to the extent of the
amount subject to setoff, as            As soon as practicable after the
applicable, as determined pursuant to   later of (i) the Distribution Date or
section 506(a) of the Bankruptcy Code   (ii) the date on which such Other
or, in the case of the setoff,          Secured Claim becomes an Allowed
pursuant to section 553 of the          Other Secured Claim, each Holder of
Bankruptcy Code.                        an Allowed Other Secured Claim shall
                                        receive at the election of the
                                        Debtors in full satisfaction,
                                        settlement of, and in exchange for,
                                        its Allowed Claim, (A) Cash equal to
                                        the amount of such Allowed Other
                                        Secured Claim, payable in equal
                                        annual installments commencing one
                                        (1) year from the Effective Date over
                                        the latter of (y) three (3) years
                                        from the Effective Date, or (z) the
                                        term of the original obligation
                                        evidencing such Allowed Other Secured
                                        Claim; (B) the collateral securing
                                        such Allowed Other Secured Claim, or
                                        (C) such other treatment as to which
                                        the Debtors or Reorganized Debtors
                                        and the Holder of such Allowed Other
                                        Secured Claim shall have agreed upon
                                        in writing.  To the extent that the
                                        Holder of an Other Secured Claim
                                        asserts a deficiency claim arising
                                        under Section 506(a) of the
                                        Bankruptcy Code, such deficiency
                                        claim shall be classified and treated
                                        as a Class 5 General Unsecured Claim.

Estimated Amount of Allowed Claims:     Estimated Percentage Recovery: Varies
$__ million                             by subclass
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class 3 (Convenience Claims)            Class 3 is impaired and, therefore,
                                        Holders of Class 3 Convenience Claims
An unsecured, nonpriority Claim as of   are entitled to vote on the Plan.
the Petition Date in the amount of
$100.00 or less; provided, however,     As soon as practicable after the
that if the Holder of an unsecured,     later of (i) the Distribution Date or
nonpriority Claim in an amount greater  (ii) the date on which a Convenience
than $100.00, but not exceeding         Claim becomes an Allowed Convenience
$1000.00 shall make an election to      Claim, the Holder of such Claim shall
reduce such Claim to $100.00, such      receive payment  in the amount of 25%
Claim shall be treated as a             of its Allowed Convenience Claim in
Convenience Claim for all purposes.     Cash.

Estimated Amount of Allowed Claims:     Estimated Percentage Recovery: 25%
$___
--------------------------------------------------------------------------------
Class 4 (Key Manager Claims)            Class 4 is impaired and, therefore,
                                        Holders of Class 4 Key Manager Claims
An unsecured, nonpriority Claim of any  are entitled to vote on the Plan.
Key Manager identified on Schedule II
of the Plan, arising under or related   As soon as practicable after the
to such person's prepetition            later of (i) the Distribution Date or
employment and/or earnout agreement     (ii) the date on which such Key
with the Company or otherwise.          Manager Claim becomes an Allowed Key
                                        Manager Claim, each Holder of an
                                        Allowed Key Manager Claim shall be
                                        entitled to participate in the New
                                        Junior Note issued to the Trustee
                                        pursuant to the Plan in an amount
                                        determined by the Debtors in full
                                        satisfaction, settlement of, and in
                                        exchange for its Key Manager Claim.

Estimated Amount of Allowed Claims:     Estimated Percentage Recovery: $__%
$___ million
--------------------------------------------------------------------------------
Class 5 (General Unsecured Claims)      Class 5 is impaired and, therefore,
                                        Holders of Class 5 General Unsecured
                                        Claims entitled to vote on the Plan.
Class 5 consists of all General
Unsecured Claims.                       As soon as reasonably practicable
                                        after the later of (i) the
                                        Distribution Date or (ii) the date on
                                        which such General Unsecured Claim
                                        becomes an Allowed General Unsecured
                                        Claim, each holder of an Allowed
                                        General Unsecured Claim will receive
                                        its pro rata share of 26,250,000
                                        shares of New Common Stock, which
                                        shall be issued to the Disbursing
                                        Agent for the benefit of Holders of
                                        General Unsecured Claims pursuant to
                                        the Disbursing Agent Escrow
                                        Instructions.

                                        Estimated Percentage Recovery:
                                        Uncertain; the amount recovered will
                                        depend on the value of the New Common
                                        Stock distributed to the Disbursing
                                        Agent on the Effective Date of the
                                        Plan, whether, and in what amount,
                                        contingent claims against the Debtors
                                        become non-contingent and fixed and
                                        whether, and to what extent, Disputed
                                        Claims are resolved in favor of the
                                        Debtors rather than the claimants.
                                        Subject to the foregoing, and based
                                        on current information available to
Estimated Amount of Allowed Claims:     the Debtors, the recovery is
$__ million                             estimated to be approximately ___%.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class 6 and 7 (Preferred Stock and Old  Class 6 and 7 are impaired.  The
Common Stock Interests)                 Holders of Class 6 and 7 Interests
                                        will receive no distributions on
Old Common Stock or Preferred Stock     account of their Interests under the
consists of common or preferred stock   Plan and are therefore deemed to have
of Lason outstanding immediately prior  rejected the Plan and are not
to the Petition Date, including         entitled to vote on the Plan.
treasury stock.
                                        The Holders of Class 6 and 7
Number of shares of Old Common Stock    Preferred Stock Interests and Old
outstanding as of the Petition Date     Common Stock Interests will receive
19.995 million.  No Preferred Stock     no distributions on account of their
was outstanding as of the Petition      Interests under the Plan.  Such
Date.                                   Preferred Stock and Old Common Stock
                                        Interests are cancelled pursuant to
                                        the Plan.

                                        Estimated Percentage Recovery:  Zero
--------------------------------------------------------------------------------
Class 8 (Securities Claims)             Class 8 is impaired.  The holders of
                                        Class 8 Claims will receive no
Class 8 consists of all claims arising  distributions on account of their
from rescission of a purchase or sale   Claims  under the Plan and,
of a security of the Debtors, for       therefore, are deemed to have
damages arising from the purchase or    rejected the Plan and are not
sale of such security, or for           entitled to vote on the Plan.
reimbursement or contribution allowed
under section 502 of the Bankruptcy
Code on account of such Claim.

Estimated Amount of Allowed Claims:     Estimated Percentage Recovery:  Zero
$0.00
--------------------------------------------------------------------------------
Class 9 (Old Rights and Warrants)       Class 9 is impaired.  Holders of Old
                                        Rights and Warrants will receive no
Old Rights and Warrants consists of     distributions on account of their
all options, warrants, call rights,     Interests under the Plan and,
puts, awards or other agreements to     therefore, are deemed to have
acquire the Old Common Stock            rejected the Plan and are not
outstanding immediately prior to the    entitled to vote on the Plan.
Petition Date.

                                        Estimated Percentage Recovery:  Zero
--------------------------------------------------------------------------------
Class 10 (Subsidiary Interests)         Class 10 is impaired and, thus,
                                        Holders of Class 10 Subsidiary
                                        Interests are entitled to vote on the
                                        Plan.

Class 10 consists of the issued and
outstanding shares of stock and other
equity securities of the Subsidiary
Debtors as of the Petition Date.        On the Effective Date, the
                                        reorganized LSON shall retain its
                                        Subsidiary Interests (direct and
                                        indirect) in each of the reorganized
                                        Subsidiary Debtors and each
                                        reorganized Subsidiary Debtor will
                                        retain its Subsidiary Interest (if
                                        any) in any other reorganized
                                        Subsidiary Debtor.

                                        Estimated Percentage Recovery:  Zero
--------------------------------------------------------------------------------

      C.    TREATMENT OF UNSECURED CLAIMS

            As set forth in the foregoing table, the Debtors have classified their unsecured claims into 4 classes: (i) Class 3 contains the claims of the holders of general unsecured, non-priority claim in an amount of $100.00 or less, or who elect to reduce their claim not exceeding

$1,000.00 to $100.00; (ii) Class 4 contains claims of Key Managers who shall participate in the New Junior Note issued to the Trustee under the Plan in the amounts as determined by the Debtors; and (iii) Class 5 contains the claims of General Unsecured Creditors (such as vendors, non-core earnout creditors and rejection damage claims), which will shall receive a pro rata share of 26,250,000 shares of New Common Stock.

      D.    TREATMENT OF SECURITIES CLAIMS AND INTERESTS: CLASSES 6, 7, 8 AND 9

            Under principles established by the Bankruptcy Code, holders of Class 5 claims are entitled to receive payment in full on their claims before the holders of equity interests classified in Classes 6, 7, and 9, and Securities Claims classified in Class 8 receive any payment. Class 5 claims will not be paid in full under the Plan as a result, there will be no distribution to holders of Class 6,7, 8 and 9 claims or interests.

      E.    TERMS OF NEW COMMON STOCK TO BE ISSUED PURSUANT TO THE PLAN

            On the Effective Date, Reorganized LSON will issue 30,000,000 shares of New Common Stock pursuant the Plan, representing 100% of the equity value of Reorganized LSON on the Effective Date. The New Common Stock will be distributed to the Disbursing Agent pursuant to the terms of the Disbursing Agent Escrow Instructions and held for the benefit of holders of Class 5 claims, except for 12.5% of the New Common Stock which shall be distributed to the Executive Management Incentive Plan Participants pursuant to the Executive Management Incentive Plan.

      F. NEW SENIOR NOTES FOR SECURED LENDER CLAIMS; AMENDMENT TO THE PREPETITION CREDIT AGREEMENT

            On the Effective Date, Reorganized Lason will issue the New Senior Notes to the Holders of Allowed Secured Lender Claims in an amount equal to $90,000,000, maturing five years after the Effective Date and bearing interest at the Prepetition Agent's prime rate on the Effective Date plus 2.5% (floating). The New Senior Notes shall be governed by the terms of an Amendment to the Prepetition Credit Agreement which will be filed in accordance with the Plan. The amount of the New Senior Secured Notes shall be reduced by the proceeds of asset sales received by the Prepetition Lenders during the chapter 11 cases and thereafter as set forth in the Amendment to the Prepetition Credit Agreement.

      G.    JUNIOR NOTES FOR KEY MANAGER CLAIMS

            On the Effective Date, Reorganized LSON will issue the New Junior
Note in the principal amount of $5.5 million to the Trustee for the benefit of holders of the Allowed Key Manager Claims who will hold undivided interests in such note. The New Junior Note shall be a non-interest bearing, unsecured note, maturing five (5) years following the Effective Date and governed by the terms of the Junior Note Indenture.

      H.    BOARD OF DIRECTORS OF REORGANIZED LASON

            On the Effective Date, the board of directors of Reorganized LSON shall have five (5) members, consisting of Ronald D. Risher, one (1) director designated by the board of

LSON and three (3) directors which may be designated by the Prepetition Agent. Unless otherwise directed by the board of directors of Reorganized LSON, the board of directors of each of the Reorganized Subsidiary Debtors shall be the same as the board of Reorganized Lason. The Prepetition Agent will disclose, not later than five (5) days prior to the Confirmation Date, the identity and affiliations of the persons proposed by it to serve on the initial board of directors of Reorganized LSON, or will notify the Debtors that it does not intend to make any such appointment and, in which case, the board of LSON shall make such appointment. The Prepetition Agent shall also designate the length of term of each of its designated directors. The classification and composition of the board of directors of each of the Reorganized Debtors shall be consistent with the Amended Certificates of Incorporation and By-laws. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificates of Incorporation and By-laws, the other constituent documents of the Reorganized Debtors, and applicable law. The board of directors of LSON serving immediately prior to the Effective Date (i) shall appoint the nominee directors for the board of directors of Reorganized LSON, as herein provided, and (ii) will be deemed to have resigned on the Effective Date.

      I.    EXECUTIVE MANAGEMENT INCENTIVE PLAN

            On the Effective Date, the Reorganized Debtors will adopt the Executive Management Incentive Plan. Pursuant to the Executive Management Incentive Plan, Reorganized LSON will issue 3,750,000 of New Common Stock to the Executive Management Incentive Plan Participants on the Effective Date who shall be prohibited from trading and voting such New Common Stock for one (1) year following the Effective Date. The Executive Management Incentive Plan will also provide for the distribution of Cash to the Executive Management Plan Participants from asset sales during these bankruptcy cases calculated on a percentage basis as agreed prior to the Petition Date between the Debtors and the Prepetition Lenders. The Executive Management Incentive Plan Participants will be indemnified under the Executive Management Incentive Plan by the Reorganized Debtors for any personal liability related to sales, payroll and single business taxes or similar types of potential exposure.

      J.    DISBURSING AGENT ESCROW INSTRUCTIONS

            On the Effective Date, the Reorganized Debtors and the Disbursing Agent will enter into an agreement pursuant to which the Disbursing Agent shall agree to hold the New Common Stock for the benefit of the Holders of Allowed General Unsecured Claims for a one (1) year period following the Effective Date and, upon the expiration of such period, distribute such shares to Holders of Allowed General Unsecured Claims consistent with the terms of this Plan.

      K.    REGISTRATION EXEMPTION

            The New Common Stock shall be issued pursuant to the registration exemption provided under Section 1145(a) of the Bankruptcy Code. As a result, such New Common Stock shall be freely tradeable, without restriction, except to the extent a holder of such shares is an "underwriter" as defined in section 1145(b) of the Bankruptcy Code. As set forth above, however, the Disbursing Agent will hold such shares pursuant to the Disbursing Agent Escrow Instructions and, thus, the New Common Stock will not trade for at least one (1) year following the Effective Date. See Section VI.M.6 of this Disclosure Statement for an additional discussion of the registration exemption.

      L.    VALUE OF REORGANIZED DEBTORS

            The Debtors have been advised by Brown Gibbons & Lang ("BGL") with respect to the reorganization equity value of the Reorganized Debtors. The reorganization equity value, which includes the Debtors' operating business, the expected present value of certain non-operating assets and the estimated debt balances at and beyond the Effective Date, is estimated by BGL to be approximately $___ million as of an assumed Effective Date of June 30, 2002 (although Lason expects the Effective Date to occur on or around May 31, 2002). The foregoing reorganization equity value (ascribed as of the date of this Disclosure Statement) reflects, among other things, factors discussed below, current financial market conditions and the inherent uncertainty today as to the achievement of the Pro Forma Financial Projections as are attached as Exhibit D to this Disclosure Statement (the "Projections").

            Based on the assumed reorganization equity value set forth above, the value of the 30,000,000 shares of New Common Stock to be issued to the holders of Allowed Claims in Class 5 and to the Executive Management Plan Participants is estimated to be approximately $____ per share. The foregoing valuation also reflect a number of assumptions, including a successful reorganization of the Debtors' business and finances in a timely manner, the amount of available cash, market conditions and the Plan becoming effective in accordance with its terms on a basis consistent with the estimates and other assumptions discussed herein.

            In preparing the estimated reorganization equity value, BGL: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Debtors and assisted in developing financial projections relating to their businesses and prospects; (c) met with certain members of senior management of the Debtors to discuss the Debtors' operations and future prospects; (d) reviewed publicly available financial data and considered the market values of public companies that BGL deemed generally comparable to the operating businesses of the Debtors; (e) reviewed the financial terms, to the extent publicly available, of certain acquisitions of companies that BGL believes were comparable to the operating businesses of the Debtors; (f) considered certain economic and industry information relevant to the Debtors' operating business; (g) visited certain of the Debtors' facilities; and (h) conducted such other analyses as BGL deemed appropriate under the circumstances. Although BGL conducted a review and analysis of the Debtors' business, operating assets and liabilities and business plans, BGL assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors. No independent evaluations or appraisals of the Debtors' assets were sought or were obtained in connection therewith.

            Estimates of reorganization equity value do not purport to be appraisals, nor do they necessarily reflect the values that might by realized if assets were sold. The estimates of reorganization equity value prepared by BGL assume that the Reorganized Debtors continue as the owners and operators of their businesses and assets. Such estimates were developed solely for purposes of formulation and negotiation of a plan of reorganization and analysis of implied relative recoveries to creditors thereunder. Such estimates reflect computations of the estimated reorganization equity value of the reorganized Debtors through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market values that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different from the amounts set forth herein. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of reorganization equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because estimates are inherently subject to uncertainties, neither the Debtors, BGL, nor any other person assumes responsibility for their accuracy. Depending on the results of the Debtors' operations or changes in the financial markets, BGL's valuation analysis of the Effective Date of the Plan may differ from that disclosed herein.

            In addition, the valuation of newly-issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates when the New Common Stock actually trades; conditions in the financial markets; the anticipated initial securities holding of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis; and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by the Debtors' history in chapter 11 or by other factors not possible to predict. Accordingly, the reorganization equity value estimated by BGL does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets. The equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value, if and when such securities are distributed by the Disbursing Agent to the Class 5 General Unsecured Creditors and begin trading. Such trading value may be materially different from the reorganization equity value ranges associated with BGL's valuation analysis. Indeed, there can be no assurance that a trading market will develop for the New Common Stock.

                            IV. GENERAL INFORMATION

      A.    DESCRIPTION AND HISTORY OF DEBTORS' BUSINESS

      1.    The Debtors

            Lason, Inc. ("LSON") operates its business through a group of directly or indirectly owned subsidiaries. The Debtors, in addition to LSON, are:

                      Lason Services, Inc.
                      Lason Systems, Inc.
                      Lason Systems PMC, Inc.
                      Lason International, Inc.
                      MR Data Management, Inc.
                      MR Technologies, Inc.
                      Electronics Graphic Image Systems, Inc.
                      Fort Knox Escrow Services, Inc.

                      Fort Knox Secured Data, Inc.

            LSON is either the direct or indirect parent corporation of each of the Subsidiary Debtors and has made other equity investments in other non-debtor, non-U.S. corporations and entities.

      2.    Business and History

            Lason (or the "Company") is a publicly-traded company and leading provider of integrated information management outsourcing services. Lason provides these services through approximately 94 operating locations in 26 states, Mexico, Canada, the Caribbean, India and China (service relationship) to over 10,000 customers. These services are delivered through three primary lines of business: (1) Data Capture and Repository Services, (2) Imaging Services and Products and (3) Output Processing Services. The Company primarily serves customers in the healthcare, financial services, manufacturing or industrial, government and professional services industries. The Company's core competencies in data and image capture, data management and output processing enable it to provide a broad range of services across a wide range of media types and allow customers to fulfill their information management outsourcing needs with a single vendor, regardless of geography. The Company's strategy has been to offer a wide range of services across a broad geographic area to its customers and to use technologically advanced solutions to expand its services offerings.

            The Company's Data Capture and Repository Services and Imaging Services and Products businesses include the reception, processing, manipulation and storage of various types of data transmissions, scanning and conversion of documents from a variety of input media into digital format, as well as traditional microfilm and microfiche services and on-site facility management services. The Company has a unique service advantage in providing and delivering its Data Capture and Repository Services via its off-shore data capture capabilities. This advantage comes through its operating experience and highly trained off-shore keying and data entry operations in Mexico, India, the Caribbean and China (service relationship). Also, should the Company's customers desire to maintain their information management capabilities in-house, Lason can and does offer, install and maintain complete end-to-end solutions, including hardware, software and supplies. Further, Lason has a comprehensive hardware and software maintenance group to support both its customers and internal needs. The Company's Output Processing Services provide customers with document print, distribution and mail solutions, including print on demand, business communications and statement processing services.

            Lason was formed in 1985 as a result of a management buyout of the direct mail division of McKesson Corporation's 3PM subsidiary. In January 1995, the founders and principal shareholders recapitalized the Company and left active management shortly thereafter. In October 1996, the Company became publicly-traded through an initial public offering of 3,450,000 shares of common stock which generated net proceeds of approximately $53 million. During the period of 1996 through 1999, the Company completed approximately 76 acquisitions (approximately 55 of which were completed during the two year period of 1998 -
1999), growing in revenue from approximately $47 million per annum to in excess of $570 per annum by 2000 (unaudited). These acquisitions were financed primarily through the issuance of secured debt.

As a result, Lason's total debt increased from approximately $21 million to approximately $320 million during this period.

            Lason's common stock was listed on the Nasdaq National Market; however, it is no longer listed on either the Nasdaq National Market or the Nasdaq SmallCap Market. The stock now trades on the pink sheets of the "over the counter" market.

      3.    Industry

            The information management outsourcing services industry is anticipated to experience continued significant growth over the coming years. The information management, application service provider ("ASP") and electronic document management systems and integrated document management ("EDMS/IDM") marketplace is an estimated $42 billion industry in the United States in 2001 (Source: AIIM / Gartner) with annual growth depending upon the segment between 24% and 110% per annum. Industry forecasts call for the EDMS/IDM US market, including software, hardware and supporting services to grow from $15 billion in 2001 to over $23 billion by 2003 (a 26% compounded annual growth rate).

            The Company believes, based upon independent industry research, that the market for such services is growing and will continue to grow due to a variety of factors including: (i) continuing advancements in computer, networking, facsimile, printing and other technologies, which have greatly facilitated the production and distribution of documents, (ii) government regulations that require lengthy document retention periods and rapid accessibility for many types of records, (iii) increased customer expectations of low cost access to records on short notice at different locations, (iv) increased customer concerns regarding the need for appropriate data storage back-up and disaster recovery plans and (v) an increasingly litigious society, necessitating access to relevant documents and records for extended periods. To manage large volumes of documents efficiently, a customer would be required to make significant investments in equipment and processes and technology which may only be fully utilized occasionally. Through outsourcing, companies can avoid these investments, as well as the risks of obsolescence that arise from rapid changes in information management technology. As companies continue to focus their core competencies and maximize asset utilization, they are increasingly turning to outside parties who have the technological expertise, service focus, rapid turnaround capacity and full range of capabilities necessary to manage large volumes of documents efficiently. The Company also believes that customers will increasingly seek a single vendor capable of furnishing all or many of their information management needs rather than relying on multiple vendors with varying areas of expertise.

            The information management industry is highly fragmented, consisting of a large number of small companies providing limited service offerings. Lason believes that it is well positioned to capitalize on the tremendous industry growth because of its: (i) technologically advanced product and service offerings that can be expanded or added to without complex or costly conversions, (ii) broad geographic market coverage that allows it to service customers locally or nationally, (iii) ability to handle high volume, complex projects and a wide variety of input and output formats, (iv) off-shore data capabilities, (v) widely dispersed customer base, (vi) movement to integrate and assimilate acquired companies, which will facilitate the cross-selling of additional services to customers and allow it to develop national brand recognition for the quality and scope of Lason's services and (vii) established product and service offerings for financial, healthcare and government vertical markets.

      B.    FINANCIAL RESULTS

            The unaudited financial results achieved by the Debtors in respect of the operation of their businesses, and management's discussion and analysis of such results and matters related thereto for the ten months ended October 31, 2001 and for the fiscal year ended December 31, 2000 are described in detail in Exhibit B to this Disclosure Statement.

            The audited financial results of the Debtors for the fiscal years ended December 31, 1999, 1998 and 1997 are included in the Forms 10-K filed by the Company and attached as Exhibit C to this Disclosure Statement.

            On March 26, 2001, the Company informed the United States Securities and Exchange Commission and the United States Attorney for the Eastern District of Michigan on that day of accounting irregularities and system deficiencies that affected certain portions of the Company's financial statements. Simultaneously, Lason's then President and Chief Executive Officer and Director resigned. Some of the then disclosed accounting irregularities were material to the Company's financial statements for at least the third quarter of 1999 and may also have been material to statements for other periods between 1997 through 1999. THE EXTENT OF ANY RESTATEMENTS HAS NOT BEEN QUANTIFIED AND FINALIZED AND IS STILL BEING EVALUATED AND INVESTIGATED BY THE COMPANY. DUE TO THE NATURE OF THE ISSUES BEING PRESENTED, SUCH EVALUATION HAS PROVEN DIFFICULT. THEREFORE, THE COMPANY'S FINANCIAL STATEMENTS FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 2001 AND THE YEAR ENDED DECEMBER 31, 2000, WHICH ARE ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT B ARE UNAUDITED AND DO NOT REFLECT THE IMPACT, IF ANY, OF THE ACCOUNTING IRREGULARITIES OR SYSTEM DEFICIENCIES, WHICH ARE UNDER INVESTIGATION. FURTHER, THE COMPANY'S FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 HAVE NOT BEEN RESTATED, NOR HAS THE EXTENT OF RESTATEMENT, IF ANY, BEEN DETERMINED.

      C.    THE SECURED PREPETITION INDEBTEDNESS

            Pursuant to the Prepetition Credit Facility, as amended, which provided for revolving credit and term loan facilities, each in the amount of $150 million but subject to borrowing base availabilities, Lason is currently indebted to the Prepetition Lenders in an amount not less than $260 million (including principal and accrued but unpaid interest) (the "Indebtedness"). LSON and two of its non-debtor affiliates are the primary obligors under the Prepetition Credit Agreement. Neither of the non-debtor affiliate obligors are currently operating entities with any significant assets. The Indebtedness is secured by a first priority lien on substantially all of the assets of Lason, including, without limitation, inventory accounts, general intangibles, equipment and real estate, and a pledge of 100% of the capital stock of all Subsidiary Debtors and those Lason affiliates with significant assets. The Indebtedness is guaranteed by the operating Subsidiary Debtors, and these guaranties are secured by each guarantor's assets.

      D.    EVENTS LEADING TO CHAPTER 11 FILINGS

            As previously noted, during the period of 1996 through 1999, the Company completed approximately 76 acquisitions, growing in revenue from approximately $47 million per annum to in excess of $570 million per annum by 2000 (unaudited). These acquisitions were financed primarily through the issuance of secured debt. As a result, Lason's total debt increased from approximately $21 million to approximately $320 million during this period.

            During late 1999 and into 2000, significant additional purchase price liabilities ("earnout liabilities") associated with the Company's numerous acquisitions began to mature, putting additional strain on Lason's significantly leveraged capital structure. These earnout liabilities were owed to the former owners of the acquired companies and, in many cases, such persons continued to run the acquired business and received earnout incentives based upon the post-acquisition performance of the business (as defined in the relevant asset or stock purchase agreement). In general, each asset or stock purchase agreement entered into during the 1998 - 1999 period contained a two year additional purchase price or earnout provision, to be measured and payable at the end of each successive twelve month period subsequent to the acquisition date.

            Around December 1999, the Company also began experiencing operational and financial difficulties in integrating its numerous acquisition and Lason defaulted on certain covenants under its Prepetition Credit Facility. The Prepetition Lenders waived such defaults through March 30, 2000. At various times between March 30, 2000 and September 7, 2000, the Company again defaulted on certain loan covenants which were either waived or deferred by the Prepetition Lenders.

            Around September, 2000, the Company and its advisors prepared and submitted a restructuring proposal to the Prepetition Lenders. In connection with such proposal, the Company and its advisors requested, among other things, that the Prepetition Lenders (i) waive the then-existing defaults, (ii) allow continued borrowing by the Company under the Prepetition Credit Agreement, (iii) permit the Company to divest certain of its non-core business units and attempt a restructuring around certain other core business units. This proposal was accepted by the Prepetition Lenders who again waived certain defaults by amending the Prepetition Credit Agreement.

            On March 26, 2001, the Company informed the United Stated Securities and Exchange Commission and United States Attorney for the Eastern District of Michigan of certain accounting irregularities and systems deficiencies that affected certain portions of the Company's historical financial statements. Simultaneously, Lason's then President and Chief Executive Officer and Director resigned. A Special Committee of the Lason Board of Directors determined that these accounting irregularities and deficiencies may have occurred during some periods between late 1997 and 1999. The Special Committee did not believe that such irregularities extend beyond the first half of 2000.

            By May 2001, the Company completed the sale of certain of the assets or shares of several non-core business units, which included Ft. Knox Escrow Services, Marketing Associates and Lason U.K., Ltd. The approximately $69 million in proceeds received from these sales were used to repay indebtedness due to the Prepetition Lenders and by the Company for working capital purposes. The 2000 annual revenue of these non-core businesses totaled approximately $91 million (unaudited).

            Around that time, Lason became increasingly concerned that it would not be able to generate positive cash flow (including debt service) without improving its capital structure and reducing its substantial interest burden. This concern was intensified by deepening litigation from earnout creditors over the treatment of their claims. While an informal committee of earnout creditors was formed in November 2000, this committee failed to reach consensual agreement with Lason concerning the treatment of their claims. As a result, litigation against Lason by numerous earnout creditors was initiated or intensified. The defense of these lawsuits, plus of a securities class action lawsuit initiated around December 1999, generated considerable legal defense expenses and further burdened Lason's business.

            On November 19, 2001, the Company became subject to certain judgments totaling approximately $9.6 million related to claims brought by former owners of businesses acquired by Lason on account of their earnout claims. The Company was not able to satisfy all of the judgments against it.

      E.    NEGOTIATION OF THE PLAN

            After consultation with its professional advisors, evaluation of its core business and careful analysis of alternative restructuring plans between May 2001 and September 2001, the Company deemed that its interests and those of its creditors, employees and other constituencies, would be best served by a financial restructuring to de-leverage its balance sheet, which is to be achieved by converting over $175 million of senior debt and other unsecured claims into equity. The Company believes that this alone will eliminate $13 million in annual interest expense with substantial savings in excess of $20 million in other non-operational obligations. Due to the critical nature of its services and significant amount of litigation outstanding against the Company, Lason determined that this financial restructuring could be best achieved as part of a prearranged chapter 11 reorganization.

            Accordingly, in September 2001, the Company initiated discussions with Bank One, Michigan, as agent for the Prepetition Lenders concerning the terms of a possible prearranged chapter 11 plan. Those negotiations lead to an agreement on the terms of the Plan, and certain Prepetition Lenders holding more than 67% of the outstanding principal amount under the Credit Facility entered into agreements to vote in favor of the Plan, subject to certain terms and conditions.

            With such agreements in place, on December 5, 2000 (the "Petition Date"), LSON and the Subsidiary Debtors each filed voluntary petitions under Chapter 11 of the Bankruptcy Code.

                            V. THE CHAPTER 11 CASES

            As a consequence of the Debtors' commencement of the chapter 11 cases, all actions and proceedings against the Debtors and all acts to obtain property from the Debtors have been stayed under section 362 of the Bankruptcy Code. The Debtors are continuing to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

      A.    FIRST DAY MOTIONS FILED

            In an effort to minimize the impact of the commencement of the chapter 11 cases on the Debtors' operations and to facilitate the administration of the chapter 11 cases, the Debtors filed various motions and applications on the first day of these cases. These so-called "first-day motions" requested relief that is typical for large, complex chapter 11 cases including, among other things: (i) joint administration of the chapter 11 cases, (ii) authority to continue to use the Debtors' existing cash management system, (iii) authorization to pay certain prepetition compensation and benefits owed to the Debtors' employees, (iv) entry of a bridge order restraining utilities from terminating services to the Debtors, (v) authorization to pay prepetition sales and use taxes, (vi) authorization to maintain certain essential customer practices and programs and pay prepetition claims of certain customer service providers, and (vii) entry of an interim order authorizing the use of cash collateral, providing adequate protection and granting other relief. The first-day motions were heard and approved by the Bankruptcy Court on December 6, 2001. The Bankruptcy Court entered a final order (a) restraining utilities from terminating services to the Debtors on January 8, 2002, and (b) authorizing use of cash collateral, providing adequate protection and granting other relief on January __, 2002.

            On December 7, 2001, the Debtors filed applications requesting approval by the Bankruptcy Court of the Debtors' retention of various professional firms they will be utilizing throughout these bankruptcy proceedings, including the retention of (i) Mayer, Brown & Platt as co-bankruptcy counsel, (ii) Young Conaway Stargatt & Taylor as co-bankruptcy counsel, (iii) Triton Capital Partners as financial advisor, (iv) Bodman Longley & Dahling as special counsel, (v) Brown Gibbons Lang & Company as investment banker and (vi) First Union National Bank as the claims, notice and balloting agent for the Debtors. The Bankruptcy Court entered orders approving the retention of these professionals on or around January 2, 2002.

      B.    KEY EMPLOYEE RETENTION PROGRAM

            The Debtors believe that their business operations and, ultimately, their enterprise value is dependent on the continued retention and contribution of its most valued business unit managers and other critical employees. As such, with the support of the Prepetition Lenders, on December 7, 2001, the Debtors filed a motion for authority (a) to adopt an incentive program for its key business unit managers ("Key Managers"), and (b) to modify a prepetition retention plan for certain other critical employees. Key Managers covered under the key employee retention program are identified on Schedule II of the Plan. The Bankruptcy Court entered an order approving, in part, this key employee retention program on January 9, 2001. Since this date, the Debtors have entered into agreements for the continued employment of the Key Managers who have also executed non-competition arrangements for three years after the termination of their employment with Lason. Key Managers have also entered into agreements to support the Plan.

      C.    OTHER SIGNIFICANT EVENTS SINCE COMMENCEMENT OF CHAPTER 11 CASES

            The Official Committee of Unsecured Creditors in these chapter 11 cases was appointed by the U.S. Trustee's office on December 18, 2001. The Official Committee is comprised of the following 5 members: Xerox Corporation, OCE'-USA, Inc., Wolf Detroit Envelope Corporation, Bonner & Moore Associates and Gary Donald DeGourse. The Official Committee thereafter retained Loewenstein & Sandler, as its lead counsel, Zuckerman Spaeder LLP, as its local counsel, and Parente Randolph, LLC, as its financial advisors.

            On January __, 2002, the Debtors filed their schedule of assets and liabilities and statements of financial affairs. A meeting of creditors under
Section 341 of the Bankruptcy Code was convened at the U.S. Trustee's office on January 18, 2002.

      D.    DEBTOR IN POSSESSION FINANCING

            The Debtors also filed on January __, 2002 a motion requesting approval of a $5 million postpetition credit agreement (the "DIP Credit Agreement"). Payments of the amounts borrowed under the postpetition credit agreement are secured by superpriority liens and security interests in substantially all of the Debtors' assets. The Bankruptcy Court entered an order approving the DIP Credit Agreement on February __, 2002.

                         VI. THE PLAN OF REORGANIZATION

            The primary objectives of the Plan are to (a) restructure the Debtors' debt and capital structures to permit the Debtors to emerge from chapter 11 with a capital structure that, among other things, contains significantly less leverage and provides the Debtors with greater financial flexibility in operating their business; (b) maximize value to all creditor groups on a fair and equitable basis given the value of the Debtors and the priorities established by the Bankruptcy Code and applicable law; and (c) settle, compromise or otherwise dispose of certain claims and interests on terms that the Debtors believe to be fair and reasonable and in the best interests of their respective estates and creditors.

            The Debtors believe that the Plan provides holders of allowed claims with a substantially greater recovery than the recovery they would receive without approval of the Plan, and that the Plan will afford the Debtors the opportunity and ability to continue their business as a viable going concern and preserve ongoing employment for their employees.

            The statements contained in this Disclosure Statement include summaries of the provisions contained in the Plan and in documents referred to therein. The statements contained in this Disclosure Statement do not purport to be precise or complete statements of all the terms and provisions of the Plan or documents referred to therein, and reference is made to the Plan and to such documents for the full and complete statements of such terms and provisions.

            The Plan itself and the documents referred to therein control the actual treatment of claims against and interests in the Debtors under the Plan and will be binding upon all holders of claims against and interests in the Debtors and their estates, the reorganized Debtors and other parties in interest upon the Effective Date. In the event of any conflict between this Disclosure

Statement, on the one hand, and the Plan or any other operative document, on the other hand, the terms of the Plan and such other operative document are controlling.

      A.    OVERVIEW OF CHAPTER 11

            Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and interest holders. Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

            The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code contemplates that the debtor, through its pre-bankruptcy management, will continue to operate its business in the ordinary course and remain in possession of its property during the case and while it seeks to negotiate and implement a reorganization plan. Any activities that are not within the ordinary course of the debtor's business must be approved by the bankruptcy court before they are undertaken.

            The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan, and terminates all rights and interests of equity security holders.

      B.    OVERALL STRUCTURE OF THE PLAN

            The Debtors believe that the Plan provides the best and most prompt possible recovery to the Debtors' claimants Under the Plan, claims against and interests in the Debtors are divided into different classes. If the Plan is confirmed by the Bankruptcy Court and consummated, on the distribution date provided for in the Plan, and at certain times thereafter as claims are resolved, liquidated or otherwise allowed, the Debtors will make the distributions in respect of certain classes of claims as provided for in the Plan. The classes of claims against and interests in the Debtors created under the Plan, the treatment of those classes under the Plan and distributions to be made under the Plan are described in the Summary Table set forth above in
Section I.B of this Disclosure Statement.

      C.    CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

            The Plan classifies claims and interests separately and provides different treatment for different classes of claims and interests in accordance with the Bankruptcy Code. A claim or interest is placed in a particular class only to the extent that the claim or interest falls within the description of that class and is classified in other classes to the extent that any portion of the claim or interest falls within the description of such other classes. A claim or interest is also placed in a particular class for the purpose of receiving distributions pursuant to the Plan only to the extent that such claim or interest is an allowed claim or interest in that class and such claim or interest has not been paid, released or otherwise settled prior to the Effective Date. A description of each class of claims and interests established by the Plan and the treatment afforded each such class is contained in the Summary Table set forth above in Section I.B of this Disclosure Statement.

      D.    UNCLASSIFIED CLAIMS

            In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including fee claims) and Priority Tax Claims have not been classified. Nonetheless, the treatment afforded these claims is specified in the Plan and is summarized below.

      1.    Fee Claims

            Fee claims are Administrative Claims under section 330(a), 331, 503, or 1103 of the Bankruptcy Code for compensation of professionals or other entities for professional services rendered or expenses incurred in the chapter 11 cases on or prior to the Effective Date of the Plan. All payments to professionals for fee claims will be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules, and any orders of the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. The Bankruptcy Court will review and determine all applications for compensation for services rendered and reimbursement of expenses.

            All final applications for professional fees for services rendered in connection with the chapter 11 cases prior to the confirmation date of the Plan shall be filed no later than sixty (60) days after the Effective Date of the Plan.

      2.    Other Administrative Claims

            Other Administrative Claims include claims for costs and expenses of administration of the cases allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code. Such claims include (a) any actual and necessary costs and expenses incurred after the petition date for preserving the Debtors' estates and operating the Debtors' businesses (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises), and claims of governmental units for taxes; (b) all fees and charges assessed against the Debtors' estates under section 1930, chapter 123 of title 28, United States Code; and (c) claims under the DIP Credit Agreement.

            Each Administrative Claim (other than fee claims) will be paid by the Debtors, at their election, (a) in full, in cash, in such amounts as are incurred in the ordinary course of business by the Debtors, or in such amounts as the Bankruptcy Court may allow upon the later of the Effective Date or the date upon which there is a final order allowing such Administrative Claim, (b) upon such other terms as may exist in the ordinary course of such Debtor's business or (c) upon such other terms as may be agreed upon between the Holder of such Administrative Claim and the Debtors.

            The confirmation order will establish an Administrative Claims bar date for filing Administrative Claims, which date will be sixty (60) days after the confirmation date of the Plan. Holders of Administrative Claims not paid prior to the confirmation date, other than certain Administrative Claims identified in the confirmation order (such as those arising under the DIP Credit Agreement or in the ordinary course of the Debtors' businesses), must make a request for payment on or before such Administrative Claims bar date or be forever barred from doing so. The notice of confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims bar date. The Debtors or the Reorganized Debtors, as the case may be, will have sixty (60) days (or such longer period as the Bankruptcy Court may allow) following the Administrative Claims bar date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

      3.    Priority Tax Claims

            Priority Tax Claims are claims for taxes entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

            The legal and equitable rights of the holders of Priority Tax Claims are unaltered by the Plan and will be paid in full on the later of the Distribution Date under the Plan or, if instructed by the Debtors, the date such claim is allowed by the Bankruptcy Court. The Debtors and the holder of such Priority Tax Claim may also agree to other treatment.

      E.    NO WAIVER OF DEFENSE REGARDING UNIMPAIRED CLAIMS

            Except as otherwise provided in the Plan, the treatment of a claim as unimpaired under the Plan is not intended to, and does not, affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to such unimpaired claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against such unimpaired claim.

      F.    METHOD OF DISTRIBUTION UNDER THE PLAN

      1.    Sources of Cash for Plan Distribution

            Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for Reorganized Debtors to make payments pursuant to the Plan shall be obtained from existing cash balances, proceeds from asset sales which the Prepetition Lenders have agreed to turnover to the Company or future operations of the Debtors and the Reorganized Debtors. The Debtors believe that through such sources, it will have adequate cash to make the distributions contemplated and required by the Plan and to operate their businesses from and after the Effective Date of the Plan.

      2.    Distributions for Claims Allowed as of the Effective Date

            Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Articles III, VI and VIII of the Plan. Notwithstanding the date on which any distribution of securities is made to a Holder of a Claim that is an Allowed Claim on the Effective Date, as of the date of the distribution such Holder shall be deemed to have the rights of a Holder of such securities distributed as of the Effective Date.

      3.    Interest on Claims

            Unless otherwise specifically provided for in the Plan or confirmation order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any claims other than DIP Lender Claims, and no holder of a claim shall be entitled to interest accruing on or after the Petition Date.

      4.    Distributions by the Reorganized Debtors

            Except as otherwise provided below, the Reorganized Debtors or the Disbursing Agent shall make all distributions required to be distributed under the Plan in accordance with the terms hereof. Distributions on account of Secured Lender Claims shall be made to the Prepetition Agent. Distributions on account of DIP Lender Claims shall be made to the Agent for the DIP Lenders. Distributions on account of the Key Manager Claims with respect to the New Junior Note shall be made to the Trustee. Distributions on account of General Unsecured Claims shall be made to the Disbursing Agent and held subject to the Disbursing Agent Escrow Instructions. The Reorganized Debtors may employ or contract with other entities to assist in or make the distributions required by the Plan.

      5.    Delivery of Distributions and Undeliverable or Unclaimed
            Distributions

                  a. Delivery of Distributions in General. Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors' records unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to the Bankruptcy Rules.

                  b. Undeliverable and Unclaimed Distributions.

                        i. Holding and Investment of Undeliverable and Unclaimed Distributions. If the distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then current address.

                        ii. After Distributions Become Deliverable. The Reorganized Debtors shall make all distributions that have become deliverable or have been claimed since the Distribution Date as soon as practicable after such distribution has become deliverable.

                           iii. Failure to Claim Undeliverable Distributions.
Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within two (2) years after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors or their Estates, Reorganized Debtor or their property. In such cases, any Cash for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Stock held for distribution by the Reorganized Debtors or the Disbursing Agent on account of such Claim shall be canceled and of no further force or effect. Nothing contained in the Plan shall require the Disbursing Agent or the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

         6.       Record Date for Distributions

                  As of the close of business on the Distribution Record Date, the transfer register for the Old Common Stock, the Preferred Stock and the Old Rights and Warrants, as maintained by the Debtors, any applicable trustee or their respective agents, shall be closed. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and the Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

         7.       Method of Cash Payment

                  Payments of Cash made pursuant to the Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtors, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

         8.       Withholding and Reporting Requirements

                  In connection with the Plan and all distributions hereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan (i) each Holder of an Allowed Claim or any Executive Management Plan Participant that is to receive a distribution of New Common Stock pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder or participant has made arrangements satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations.

         9.       Setoffs

                  The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, Litigation Claims that the Debtors or the Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such Litigation Claim that the Debtors or the Reorganized Debtors may have against such Holder.

         10.      Fractional Shares

                  No fractional shares of New Common Stock shall be distributed, and the actual issuance of New Common Shares shall reflect a rounding up (in the case of .50 or more than .50) of such fraction to the nearest whole New Common Stock share or a rounding down of such fraction (in the case of less than .50).

         11.      Surrender of Cancelled Securities

                  Except as provided below, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the instruments, securities or other documentation canceled pursuant the Plan, the Holder of such Claim shall tender the applicable instruments, securities or other documentation evidencing such Claim to the Reorganized Debtors, unless waived in writing by the Debtors or the Reorganized Debtors. Any New Common Stock or Cash to be distributed by the Reorganized Debtors pursuant to the Plan on account of any such Claim shall, pending such surrender, be treated as an undeliverable distribution pursuant to the Plan.

                  a. Old Secured Notes. Each Holder of a Secured Lender Claim shall tender its Old Secured Notes to the Prepetition Agent as promptly as practicable following the Effective Date. All surrendered Old Secured Notes shall be marked as cancelled.

                  b. Failure to Surrender Cancelled Instruments. Any Holder of any note, instrument or security that fails to surrender or is deemed to have failed to surrender the applicable document or instrument required to be tendered hereunder within two years after the later of the Effective Date or that date on which such Holder's Claim becomes Allowed shall have its Claim and its distribution pursuant to the Plan on account of such Old Secured Notes or other instrument or note discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property, except as set forth in the Plan. In such cases, any Cash, New Common Stock or New Senior Secured Notes held for distribution on account of such Claim shall be disposed of pursuant to the Plan.

         G.       RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

                  The Debtors will be required to file any objections they may have to the allowance of a claim prior to a deadline to be established by the Bankruptcy Court. Any claim to which no objection is filed by the applicable deadline is deemed to be allowed.

                  No distributions will be made on account of any disputed claim unless and until the dispute is resolved either through agreement of the parties or by a final order of the Bankruptcy Court (or other court of appropriate jurisdiction). Pending the resolution of such dispute, the distribution which would be made with respect to a disputed claim or interest if such claim or interest were allowed in full shall be made into a disputed claim or interest reserve, as the case may be, to be established pursuant to the Plan. Such distribution shall be released to the holder of the disputed claim or interest as, when and to the extent such claim or interest becomes an allowed claim. The Plan does not provide for interest to accrue or to be paid with respect to disputed claims that are ultimately allowed in whole or in part. No payment or distribution will be made with respect to all or any portion of a disputed claim unless and until all objections to such claim or interest are withdrawn or have been allowed pursuant to a final order.

                  The provisions of the Plan in respect of the resolution and payment of disputed claims and interests are set forth in Article VIII of the Plan.

         H.       DISPUTED CLAIM RESERVE

                  As soon as practicable after the Effective Date, the Reorganized Debtors shall establish the Disputed Claims Reserve by withholding from the initial distribution with respect to the Disputed Claims Reserve, (i) Cash calculated as if all Administrative Claims, Priority Tax Claims, and Classes 1, 3 and 2B Claims were Allowed Claims, and (ii) an amount of New Common Stock calculated as if all Class 5 Claims were Allowed Class 5 Claims, in an amount equal to one hundred percent (100%) of the distributions to which Holders of such Claims would be entitled if their Claims were allowed in their respective Disputed Claim Amount; provided, however, that the Debtors and the Reorganized Debtors shall have the right to file a motion seeking to modify any Disputed Claim Amounts.

                  The Reorganized Debtors shall make payments and distributions from the Disputed Claims Reserve, as appropriate, to the Holder of any Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan, as soon as practicable after the date such Disputed Claim becomes an Allowed Claim. Such distributions shall be based upon the cumulative distributions that would have been made to the Holder of such Claim under the Plan if the Disputed Claim had been Allowed on the Effective Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim, any Cash or New Common Stock that remains in the Disputed Claims Reserve, as applicable, shall be distributed (i) with respect to New Common Stock, to the Disbursing Agent and held for the benefit of Holders of Allowed Class 5 Claims; and (ii) with respect to the Cash, returned to the Reorganized Debtors for use as working capital or otherwise in their business. All distribution made under this Section 8.4 shall be made as if such Allowed Claim had been Allowed on the Effective Date.

         I.       MEANS FOR IMPLEMENTATION OF THE PLAN

         1. Continued Corporate Existence and Vesting of Assets in Reorganized Debtors

                  After the Effective Date, the Reorganized Debtors shall continue to exist as separate legal entities in accordance with applicable law in the respective jurisdictions in which they are incorporated or organized and pursuant to their respective Amended Certificates of Incorporation and By-Laws. Notwithstanding anything to the contrary in the Plan, the Unimpaired Claims of a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor by virtue of the Plan, the Chapter 11 Cases or otherwise. Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estates of the Debtors, including all Litigation Claims and any property acquired by the Debtors or the Reorganized Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, liens, charges, other encumbrances and interests subject, however, to all claims, liens, charges and other encumbrances arising under the Amendment to the Prepetition Credit Agreement to be filed as set forth in the Plan. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and, subject to Article VIII of the Plan, compromise or settle any Claims, without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

         2.       Corporate Governance, Directors and Officers and Corporate
                  Action

                           a. Certificates of Incorporation and By-laws. The
Amended Certificates of Incorporation and By-Laws shall satisfy the provisions of the Plan and the Bankruptcy Code (as so amended, the "Amended Certificates of Incorporation and By-laws"), and shall include, among other things, (i) pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; and (ii) authorize the issuance of New Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, the Reorganized Debtors may amend and restate the Amended Certificates of Incorporation and Bylaws as permitted by applicable law.

                           b. Directors and Officers of the Reorganized Debtors.
On the Effective Date, the board of directors of Reorganized LSON shall have five (5) members, consisting of Ronald D. Risher, one (1) director designated by the board of LSON and three (3) directors which may be designated by the Prepetition Agent. Unless otherwise directed by the board of directors of Reorganized LSON, the board of directors of each of the Reorganized Subsidiary Debtors shall be the same as the board of Reorganized Debtors. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Prepetition Agent will disclose, not later than five (5) days prior to the Confirmation Date, the identity and affiliations of the persons proposed by it to serve on the initial board of directors of Reorganized LSON, or will notify the Debtors that it does not intend to make any such appointment and, in such case, such appointment will be made by the board of LSON. Subject to the Amended Certificates of Incorporation and By-Laws and applicable non-bankruptcy law, the Prepetition Agent shall designate the length of term of each of its designated directors. The classification and composition of the board of directors of each of the Reorganized Debtors shall be consistent with the Amended Certificates of Incorporation and By-laws. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificates of Incorporation and By-laws, the other constituent documents of the Reorganized Debtors, and applicable law. The board of directors of LSON serving immediately prior to the Effective Date (i) shall appoint the nominee directors for the board of directors of Reorganized LSON, as herein provided, and (ii) will be deemed to have resigned on the Effective Date.

                           c. Corporate Action. On the Effective Date, the
adoption of the Amended Certificates of Incorporation or similar constituent documents, the selection of directors and officers for the Reorganized Debtors, the execution of and entry into the Amendment to the Prepetition Credit Agreement, Junior Note Indenture, Executive Management Incentive Plan and Disbursing Agent Escrow Instructions and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors and members of the boards of directors of the Debtors or the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan.

         3.       Limited Substantive Consolidation

                  The Plan contemplates and is predicated upon entry of an order authorizing the treatment of Class 2A, 3, 4, and Class 5 claims and interests as if the estate of the Debtors had been substantively consolidated for voting, confirmation and distribution purposes. The Plan does not contemplate the substantive consolidation of the Estates with respect to the other Classes of Claims or Interests set forth in the Plan, or for any other purpose. On the Effective Date and except as otherwise provided in the Plan, (i) all guarantees of any Debtor of the payment, performance or collection of another Debtor with respect to Class 2A, 3, 4 and 5 Claims shall be deemed eliminated and cancelled,
(ii) any obligation of any Debtor and all guaranties with respect to Class 2A, 3, 4 and 5 Claims thereof executed by one (1) or more of the other Debtors shall be treated as a single obligation and any obligation of two or more Debtors, and all multiple Claims against such entities on account of such joint obligations shall be treated and Allowed only as a single Claim against the consolidated Debtors, and (iii) each Class 2A, 3, 4 and 5 Claim filed or to be filed against any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed a single Class 2A, 3, 4 and 5 Claim against and a single obligation of the consolidated Debtors. On the Effective Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Class 2A, 3, 4 and 5 Claims based upon guaranties of collection, payment or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect. Except as set forth in this Section 4.1, such substantive consolidation shall not (other than for purposes related to the Plan) (w) affect the legal and corporate structures of the Reorganized Debtors, (x) cause any Debtor to be liable under the Plan for any Claim for which it otherwise is not liable, and the liability for any such Claim shall not be affected by such substantive consolidation, (y) affect Intercompany Claims of Debtors against Debtors, or (z) affect Interests in Subsidiary Debtors. On the Effective Date, the Intercompany Claims of Debtors against Debtors shall be reinstated or discharged and satisfied, at the option of the Reorganized Debtors by contributions, distributions or otherwise. On the Effective Date, except as otherwise expressly provided for in the Plan, the Interests in the Subsidiary Debtors shall remain outstanding.

         4.       Issuance of New Securities and Related Documents

                  On the Effective Date, the Company shall issue the New Common Stock, New Senior Secured Notes and New Junior Note to be distributed pursuant to the Plan without further act or action under applicable law, regulation, order or rule. All documents, agreements and instruments entered into on or as of the Effective Date contemplated by or in furtherance of the Plan, including without limitation, the Amendment to the Prepetition Credit Facility and Junior
Note Indenture, shall become effective and binding in accordance with their respective terms and conditions. A description of these documents is contained in Section III.E, F and G of this Disclosure Statement.

         5.       Asset Sales

                  On and after the Effective Date, the Debtors shall engage in one or more mandatory sales of individual business units/assets of reorganized Lason, each of which shall be subject to the consent of the Prepetition Agent pursuant to the provisions of the Amendment to Prepetition Credit Facility, and the consent of the DIP Lenders in accordance with the terms and conditions of the DIP Financing Agreement. The proceeds of such sales shall be applied to reduce the amount of the New Senior Notes issued under the Plan in accordance with the Amendment to the Prepetition Credit Facility.

         J.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         1.       Assumption of Executory Contracts and Unexpired Leases

                  The Plan provides that immediately prior to the Effective Date, all executory contracts or unexpired leases of the Reorganized Debtors will be deemed assumed except those executory contracts and unexpired leases that (1) have been previously rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date, or (3) are identified on a list to be filed with the Bankruptcy Court on or before the Confirmation Date, or otherwise are rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions and rejections pursuant to the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to the Plan shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms.

         2.       Claims Based on Rejection of Executory Contracts or Unexpired
                  Leases

                  The Plan provides that all proofs of claim with respect to claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any claims arising from the rejection of an executory contract or unexpired lease not filed within such times will be forever barred from assertion against the Debtors or Reorganized Debtors, their estates and property unless otherwise ordered by the Bankruptcy Court or provided for in this Plan. All such claims which become Allowed Claims are treated as Class 5 General Unsecured Claims.

         3.       Cure of Defaults of Assumed Executory Contracts and Unexpired
                  Leases

                  Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, by the Reorganized Debtors, by payment of the default amount in cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by the Bankruptcy Code shall be made following the entry of a final order resolving the dispute and approving the assumption.

         4.       Indemnification of Directors, Officers and Employees

                  The Plan provides that the obligations of the Debtors to indemnify any person or entity having served as one of their officers and directors, or currently serving as one of their directors, officers, or employees, by reason of such Person's or Entity's service in such capacity, to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors or the applicable states' general corporation law, each as applicable, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. The Debtors' liability under such indemnification to those of its directors and officers not serving as of the Petition Date, however, shall be capped and not exceed the policy limits of any applicable directors and officers liability insurance or similar policy. If no such policy exists to cover such claim, or if such claim is expressly excluded from coverage under the applicable policy, the Debtors shall have no obligation or liability under such indemnification and the Debtors shall be expressly released from any such indemnification claim.

         5.       Compensation and Benefit Programs; Employment Contracts;
                  Pension Plans

                  Except as otherwise expressly provided in the Plan, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life, accidental death and dismemberment insurance plans are, to the extent allowed by law, treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the Bankruptcy Code, unless previously rejected by the Debtors pursuant to order of the Bankruptcy Court.

                  Except as otherwise expressly provided in the Plan, each of the employment contracts between a Debtor and an employee of such Debtor not previously assumed will be rejected pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code on the Effective Date. Any employment contracts so assumed will be deemed modified such that the transactions contemplated by the Plan shall be deemed not to constitute a "change of control" as defined in, and for the purposes of, the relevant employment contracts.

                  In accordance with Section 7.1 of the Plan, the Debtors reserve the right to reject any compensation and benefit program and any employment contract prior to the Effective Date of the Plan pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.

                  The Debtors have established and maintain a 401K plan for certain of its employees, which is covered by Title IV of the Employment Retirement Security Act of 1974, as amended ("ERISA") (29 U.S.C. Section 1301, et seq.). The Debtors are not seeking to terminate its 401K plan in connection with confirmation of the Plan and, from and after the Effective Date, the Reorganized Debtors will continue its 401K plan in accordance with ERISA and other applicable law.

         K.       CONFIRMATION AND EFFECTIVENESS OF THE PLAN

                  Article IX of the Plan sets forth certain conditions to confirmation of the Plan and to the occurrence of the Effective Date thereunder. The Debtors believe that all such conditions will be satisfied and, provided that the Bankruptcy Court finds that the Plan meets the requirements of the Bankruptcy Code and confirms the Plan, the Plan will be implemented in accordance with its terms. The Plan further provides that each of the conditions to the Effective Date of the Plan may be waived by the Debtors with the consent of the Prepetition Agent without further notice or a hearing.

         L.       EFFECT OF PLAN CONFIRMATION

         1.       Preservation of Rights of Action; Settlement of Litigation
                  Claims

                  Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan, the Debtors will retain under the Plan their rights with respect to any and all claims or causes of action, whether known or unknown, that may exist in favor of the Debtors. The Reorganized Debtors, or the successors in interest to the Debtors, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of such claims or causes of action.

         2.       Releases

                           a. Releases by the Debtors. Released Claims. Except
as set forth in the subsection (b) immediately below, as of the Effective Date, the Debtors and Reorganized Debtors in their individual capacities and as debtors in possession will be deemed to release forever, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan, the Plan Documents and other agreements or documents delivered thereunder) whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against the Prepetition Agent, Prepetition Lenders, Agent for the DIP Lenders or DIP Lenders, current and former directors, officers and employees of the Debtors.

                           b. Claims Not Released. Any release or waiver of
claims set forth above shall not be applicable to (i) to avoidance actions against directors, officers and employees of the Debtors serving as of the Petition Date listed in section 550(a) of the Bankruptcy Code, (ii) obligations of such officers, director or employees to any of the Debtors in respect of borrowed money, employment contracts, or consulting contracts, (iii) the receipt by such officers, director or employee of transfers from the Debtors, direct or indirect, in connection with acquisitions by Debtors of subsidiaries, business enterprises or other material assets (or other express contractual obligations under such acquisition agreements), (iv) any acts or omissions that constitute gross negligence, fraud, or willful misconduct, and (v) claims against former officers and directors which are covered by and not expressly excluded under any applicable directors and officers liability insurance or similar policy up to and in an amount not to exceed applicable policy limits.

                           c. Injunction Related to Releases. The Confirmation
Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in this Section 10.2 of the Plan.

         3.       Discharge of Claims and Termination of Interests

                  Except as otherwise provided in the Plan or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all claims (other than those claims that are Unimpaired under the Plan) of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims. Upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all claims (other than claims that are not Impaired), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code and the Old Secured Notes, the Preferred Stock, Old Common Stock and Old Rights and Warrants, and all Interests relating to any of the foregoing shall be terminated extinguished and cancelled.

         4.       Exculpation and Limitation of Liability

                  Neither the Debtors, the Official Committee, the Prepetition Lenders, the Prepetition Agent, the DIP Lenders, the Agent for the DIP Lenders, the Trustee, nor any of their respective present or former members, officers, directors, shareholders, employees, advisors, attorneys or agents acting in such capacity, shall have or incur any liability to, or be subject to any right of action by, any holder of a claim or an interest, or any other party in interest, or any of their respective agents, shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Debtors' chapter 11 cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         5.       Injunction

                  Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the confirmation date all persons who have held, hold or may hold claims against or interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the estate(s), or any of their property on account of any such claims or interests and (ii) preliminarily enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors or their property on account of such claims or interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan.

                  By accepting distributions pursuant to the Plan, each holder of an Allowed Claim will be deemed to have specifically consented to the injunctions set forth in Section 10.6 of the Plan.

         6.       Dissolution of Official Committee Upon Effective Date of the
                  Plan

                  Except as may otherwise be ordered by the Bankruptcy Court, upon the Effective Date, the Official Committee shall be dissolved and each of its members, agents and professionals fully discharged and released from any and all further responsibilities, in such capacities, in respect of these chapter 11 cases.

         M.       SUMMARY OF OTHER PROVISIONS OF THE PLAN

                  The following paragraphs summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

         1.       Exemption from Certain Transfer Taxes

                  Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, conveyance fee, personal property or intangible tax, real estate transfer tax, sales or use tax or other similar tax or governmental assessment, and the appropriate governmental entities are directed to accept for filing and recordation any of the foregoing instruments or documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, the Plan.

         2.       Cancellation of Notes, Instruments and Stock

                  On the Effective Date, except as otherwise provided for herein, (i) the Old Secured Notes, Preferred Stock, Old Common Stock, the Old Rights and Warrants, any other notes, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are reinstated or amended and restated under the Plan, shall be cancelled, and (ii) the obligations of the Debtors under any agreements, indentures or certificates of designation governing such indebtedness and Interests and any other notes, indentures or other instruments or documents (including the obligations of the Debtors under the Old Secured Notes or related to Other Secured Claims) evidencing or creating any indebtedness or obligations of a Debtor shall be discharged, except for such notes or other instruments evidencing indebtedness or obligations of a Debtor that are reinstated or amended and restated under the Plan. As of the Effective Date, all Preferred Stock, Old Common Stock, Old Rights and Warrants and any Interests that have been authorized to be issued but that have not been issued shall be deemed cancelled and extinguished without any further action of any party.

         3.       Effectuating Documents and Further Transactions; Corporate
                  Action

                  Each of the Debtors or the Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

                  Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one (1) or more of the Debtors or the Reorganized Debtors are deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law (or other entity/organizational laws) of the states in which the Debtors or the reorganized Debtors are incorporated without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

         4.       Severability of Plan Provisions

                  If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor with the consent of the Prepetition Agent, will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         5.       Revocation, Withdrawal or Non-Consummation

                  The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if confirmation or consummation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

         6.       Section 1145 Exemption

                  The New Common Stock, New Senior Notes and New Junior Note to be distributed pursuant to the Plan are to be issued pursuant to an exemption from registration under federal, state or local securities laws provided by section 1145(a)(1) of the Bankruptcy Code. Section 1145(a)(1) of the Bankruptcy Code exempts from registration the "offer . . . under a plan of a security of the debtor . . ." so long as the security is distributed:

         - in exchange for a claim against, an interest in or a claim for an administrative expense in the case concerning the debtor; or

         -        principally in exchange for cash or property.

                  The Debtors believe that the New Common Stock, New Senior Notes and New Junior Note to be distributed pursuant to the Plan constitute a "security of the debtor" and thus qualify for the exemption provided under section 1145(a)(1) of the Bankruptcy Code. The Debtors will seek an order of the Bankruptcy Court, in conjunction with confirmation of the Plan, to that effect.

                  To the extent that the New Common Stock, New Senior Notes and New Junior Note distributed pursuant to the Plan qualify for the exemption provided by section 1145(a)(1) of the Bankruptcy Code, such securities will be freely transferable, without restriction, by the holders of claims that receive such notes or stock under the Plan, except for any such claim or interest holders that are an "underwriter," which is defined in section 1145(b) of the Bankruptcy Code.

                  Under section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), an "issuer" includes any person directly or indirectly controlling or controlled by the Debtors, or any person under direct or indirect common control with the Debtors.

                  To the extent that a creditor holder that receives any New Common Stock, New Senior Notes or New Junior Note is deemed an "underwriter," resales by such creditor would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or applicable state securities laws. However, such creditor may be able to sell its New Common Stock, New Senior Notes or New Junior Note without registration subject to the provisions of Rule 144 under the Securities Act, which would permit the public sale of securities received pursuant to the Plan by "underwriters" subject to the availability to the public of current information regarding the Debtors and to compliance with specified volume limitations and certain other conditions.

                  Given the complex, subjective nature of the question of whether a particular creditor may be an underwriter, representations concerning the right of any person to trade the New Common Stock, New Senior Notes or New Junior Note to be received under the Plan. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF NEW COMMON STOCK, NEW SENIOR NOTES OR THE NEW JUNIOR NOTE UNDER THE PLAN CONSULT THEIR OWN COUNSEL CONCERNING THE EFFECTS OF FEDERAL AND STATE SECURITIES LAWS ON THEIR ABILITY TO TRADE SUCH SECURITIES.

                  Sales by "stockbrokers" of the New Common Stock issued under the Plan will be exempt under section 1145(a)(4) of the Bankruptcy Code from the registration requirements of the Securities Act and state securities laws if they deliver a copy of the Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities to their customers for the first forty (40) days after the Effective Date of the Plan. Section 101 of the Bankruptcy Code defines "stockbroker" as a person having customers that are engaged in the business of effecting transactions in securities (i) for the accounts of others or (ii) with the general public from or for such person's own account.

         7.       Amendment or Modification of the Plan

                  Subject to section 1127 of the Bankruptcy Code, the Debtors reserve the right, to alter, amend or modify the Plan with consent of the Prepetition Agent at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

         VII.     CONFIRMATION AND CONSUMMATION PROCEDURE

                  The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the requirements of chapter 11, including, among other things, that (a) the Plan has properly classified claims and interests, (b) the Plan complies with applicable provisions of the Bankruptcy Code, (c) the Debtors have complied with applicable provisions of the Bankruptcy Code, (d) the Debtors have proposed the Plan in good faith and not by any means forbidden by law, (e) the Plan has been accepted by the requisite votes of all classes of creditors (except to the extent that "cramdown" is available under section 1129(b) of the Bankruptcy Code), (f) the Plan is in the "best interests" of all holders of claims or interests in an impaired class, (g) the Plan is "feasible" in that confirmation of the Plan is not likely to be followed by the liquidation or need for further restructuring of the Debtors, and (h) all fees and expenses payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Effective Date.

                  Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

         A.       SOLICITATION OF VOTES

                  Under the Bankruptcy Code, only classes of claims and interests that are "impaired" (as that term is defined in section 1124 of the Bankruptcy Code) under the Plan are entitled to vote to accept or reject the Plan. A class is impaired if the legal, equitable or contractual rights to which the holders of claims or interests are entitled are modified, other than by curing defaults and reinstating the debt. Pursuant to sections 1126(f) and (g) of the Bankruptcy Code, classes of claims and interests that are not impaired are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan, and classes of claims and interests whose holders will receive or retain no property under the Plan are deemed to have rejected the Plan and are not entitled to vote on the Plan. Creditors who hold disputed claims are not entitled to vote to accept or reject the Plan.

                  Under the Plan, the holders of claims in Classes 2A, 2B, 4, 5 and 10 are entitled to vote to accept or reject the Plan. All other classes of claims or interests are deemed under the Bankruptcy Code to have accepted or rejected (Classes 6, 7, 8 and 9) the Plan. This Disclosure Statement and an appropriate ballot are being distributed to all holders of claims who are entitled to vote on the Plan.

                  Under the Bankruptcy Code, a class of claims accepts a plan if holders of at least two-thirds in dollar amount and more than one-half in number of the claims properly voted in that class, voted to accept.

                  A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

                  Pursuant to an order of the Bankruptcy Court establishing voting procedures with respect to the Plan, any ballot that is properly completed, executed and timely returned to First Union but does not indicate an acceptance or rejection of the Plan, or indicates both an acceptance and a rejection of the Plan, will be deemed to be a vote to accept the Plan. Whenever a creditor casts more than one ballot voting the same claim before the voting deadline, the last ballot received before the voting deadline is deemed to reflect the voter's intent and thus to supersede any prior ballots. Creditors must vote all of their claims within a particular class under the Plan either to accept or reject the Plan and may not split their vote, and thus a ballot that partially accepts and partially rejects the Plan will not be counted.

                  The following types of ballots will not be counted in determining whether the Plan has been accepted or rejected:

                           a. any ballot received after the voting deadline
unless the Debtors have granted an extension of the voting deadline with respect to such ballot;

                           b. any ballot that is illegible or contains
insufficient information to permit the identification of the creditor or interest holder;

                           c. any ballot cast by a person or entity that does
not hold a claim in a class that is entitled to vote to accept or reject the Plan; and

                           d. any unsigned ballot.

         B.       THE CONFIRMATION HEARING

                  The Confirmation Hearing is scheduled for April __, 2002 at ____ a.m. before the Bankruptcy Court in Wilmington, Delaware. At that hearing, the Bankruptcy Court will consider whether the Plan satisfies the various requirements of Section 1129 of the Bankruptcy Code. At that time, the Debtors will submit a report to the Bankruptcy Court reflecting the votes received with respect to the acceptance or rejection of the Plan by the parties entitled to vote thereon.

                  Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan. Any objection to confirmation of the Plan must be made in writing and filed with the Bankruptcy Court and served on all required parties on or before April __, 2002, which is the confirmation objection deadline that has been set by the Bankruptcy Court. Unless an objection to confirmation is timely served and filed, it may not be considered by the Bankruptcy Court.

         C.       CONFIRMATION

                  At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the applicable requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan (a) has not been accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (b) is feasible and (c) is in the "best interests" of creditors and stockholders that are impaired under and that vote, or are deemed, to reject the plan.

         1.       Unfair Discrimination and Fair and Equitable Tests

                  To obtain confirmation of a plan over the objection of a class of claims or interests that rejects such plan, it must be demonstrated that the plan "does not discriminate unfairly" and is "fair and equitable" with respect to each such non-accepting Class. In order for a plan to be found to be "fair and equitable" and thus subject to confirmation by "cramdown" under Section 1129(b) of the Bankruptcy Code the Debtor must demonstrate:

                           a. For a Class of Secured Creditors: That either (i)
each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of liens, with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) of this subparagraph.

                           b. For a Class of Unsecured Creditors: That either
(i) each impaired unsecured creditor receives or retains, under the plan, property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the Plan.

                           c. For a Class of Equity Interests: That either (i)
each holder of an equity interest will receive or retain, under the plan, property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest, or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the Plan.

                  As described above, holders of interests in Classes 6, 7, 8 and 9 are presumed, under section 1126(g) of the Bankruptcy Code, to have rejected the Plan. The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Classes 6, 7, 8 and 9. The Debtors believe that the Plan may be confirmed pursuant to the above-described "cramdown" provisions, over the dissent of the interests in Classes 6, 7, 8 and 9 in view of the terms of the Plan and the value of the Debtors and their assets. The Debtors believe that the treatment under the Plan of the holders of claims and interests in Classes 6, 7, 8 and 9 satisfies the "fair and equitable" test since there is no class junior to such non-accepting classes that will receive or retain any property under the Plan and since Class 5 creditors, whose claims have priority over the claims or interests classified in Classes 6, 7, 8 and 9, are not being paid in full under the terms of the Plan. In addition, the Debtors do not believe that the Plan unfairly discriminates against Classes 6, 7, 8 and 9.

         2.       Best Interests Test

                  With respect to each impaired class of claims and interests, confirmation of a plan requires that each holder of a claim or interest either
(a) accept the plan or (b) receive or retain under the plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the debtor was liquidated under chapter 7 of the Bankruptcy Code. The Debtors believe that holders of impaired claims and interests in each impaired class under the Plan would receive significantly less under a chapter 7 liquidation than under the Plan. At the Debtors' request, Triton Capital Partners, Ltd. ("Triton") has prepared a liquidation analysis (the "Liquidation Analysis") that estimates the proceeds that may be generated as a result of a hypothetical chapter 7 liquidation. The analysis is based on a number of significant assumptions that may not be realized in an actual liquidation.

                  To calculate the probable distribution to holders of each impaired class of claims and interests if a Debtor was liquidated under chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from such debtor's assets in a chapter 7 cases under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a chapter 7 trustee.

                  The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of the bankruptcy case. Costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as that of counsel and other professionals retained by the trustee, asset disposition expenses and all unpaid expenses incurred until the liquidation is completed. The liquidation would also prompt the rejection of a large number of executory contracts and unexpired leases and thereby create a significantly larger amount of unsecured claims than would be asserted if the plan were confirmed.

                  The Debtors believe that the Plan meets the "best interests of creditors" test of section 1129(a)(7) of the Bankruptcy Code. The Debtors believe that the members of each impaired class will receive greater value under the Plan than they would in a liquidation. The Liquidation Analysis shows that in the event of a liquidation as described therein, holders of unsecured claims would not receive any distribution on their claims, and holders of the Debtors' equity interest would also receive no distribution. Based on the Liquidation Analysis, the Plan meets the "best interests" test.

                  The Liquidation Analysis, including a description of the underlying assumptions used by Triton, is set forth as Exhibit E to the Disclosure Statement.

         3.       Feasibility

                  The Bankruptcy Code requires that the bankruptcy court determine that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization of the debtor. For purposes of showing that this Plan meets this feasibility standard, the Debtors have analyzed the ability of the Reorganized Debtors to meet their obligations under the Plan and retain sufficient liquidity and capital resources to conduct their business.

                  The Debtors believe that with a significantly de-leveraged capital structure their business will be able to return to viability. The decrease in the amount of debt on the Debtors' consolidated balance sheet will substantially improve the Debtors' cash flow and reduce their interest expense.

                  To assess and demonstrate the feasibility of the Plan, the Debtors have prepared certain projections, which are attached to the Disclosure Statement as Exhibit F (the "Projections").

                  The Projections indicate that the Reorganized Debtors should have sufficient cash flow to pay and service their debt obligations, including the New Senior Notes and the New Junior Note and to fund their operations. Accordingly, the Debtors believe that the Plan complies with the financial feasibility standard of section 1129(a)(11) of the Bankruptcy Code.

                  The Projections were not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants or any other regulatory or professional agency or body or generally accepted accounting principles. Furthermore, the Debtors' independent certified public accountants have neither complied nor examined the Projections and accordingly do not express any opinion or any other form of assurance with respect thereto and assume no responsibility for the Projections.

                  The Projections assume that (i) the Plan will be confirmed and consummated in accordance with its terms, (ii) there will be no material change in legislation or regulations, or the administration thereof, including environmental legislation or regulations, that will have an unexpected effect on the operations of the Reorganized Debtors, (iii) there will be no change in United States generally accepted accounting principles that will have a material effect on the reported financial results of the Reorganized Debtors, and (iv) there will be no material contingent or unliquidated litigation or indemnity claims applicable to the Reorganized Debtors. To the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. In addition, although they are presented with numerical specificity and considered reasonable by the Debtors when taken as a whole, the assumptions and estimates underlying the Projections are subject to significant business, economic and competitive uncertainties and contingencies, many of which will be beyond the control of the reorganized Debtors. Accordingly, the Projections are only an estimate that is necessarily speculative in nature. It can be expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections, which variation may be material and are likely to increase over time. The Projections should therefore not be regarded as a representation by the Debtors or any other person that the results set forth in the Projections will be achieved. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The Projections should be read together with the information in Article VIII of this Disclosure Statement entitled "Risk Factors to be Considered," which sets forth important factors that could cause actual results to differ from those in the Projections.

                  The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files periodic reports and other information with the SEC relating to its business, financial statements and other matters. Such filings will not include projected financial information. The Debtors do not intend to update or otherwise revise the Projections, including any revisions to reflect events or circumstances arising after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions do not come to fruition. Furthermore, the Debtors do not intend to update or revise the Projections to reflect changes in general economic or industry conditions.

                       VIII. RISK FACTORS TO BE CONSIDERED

                  Holders of claims against the Debtors should read and consider carefully the information set forth below, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference), prior to voting to accept or reject the Plan. This information, however, should not be regarded as necessarily setting forth the only potential risks involved in connection with the Plan and its implementation.

         A.       CERTAIN BANKRUPTCY CONSIDERATIONS

         1.       Failure to Satisfy Vote Requirement

                  In the event that sufficient votes accepting the Plan are not received and, as a result, the Debtors are unable to confirm the Plan as proposed, the Company will assess the alternatives available to it including (i) seeking to restructure its capitalization and its obligations to creditors and equity holders under an alternative plan of reorganization, (ii) a liquidation under chapter 11 of the Code or (iii) a conversion of these cases to a chapter 7 liquidation proceeding. The inability to promptly confirm the Plan will delay the Debtors' emergence from bankruptcy and could have a material adverse affect on the value of the Debtors' business and assets. There is substantial risk that any alternative restructuring or a liquidation will result in less favorable treatment of claims and interests than that provided by the Plan.

         2.       Non-Consensual Confirmation

                  In the event any impaired Class of claims does not accept the Plan, a bankruptcy court may nevertheless confirm such plan at the proponent's request if at least one impaired class of claims has accepted the plan (with such acceptances being determined without including the vote of any "insider" in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan of reorganization "does not discriminate unfairly" and is "fair and equitable" with respect to the dissenting impaired classes. Because the Plan deems Classes 6, 7, 8 and 9 to have rejected the Plan, these requirements must be satisfied with respect to such Classes. The Debtors believe that the Plan satisfies these requirements, although there can be no assurances that the Bankruptcy Court will make the findings necessary to reach this result.

         3.       Risk of Non-Occurrence of the Effective Date

                  Although the Debtors believe that if the Plan is confirmed, the Effective Date will occur soon after the confirmation date of the Plan, there can be no assurance that all conditions to the occurrence of the Effective Date will occur. In the event the Effective Date does not occur, the Debtors will assess the alternatives available to them at that time as to such timing.

         4.       General Effect

                  The filing of a bankruptcy petition by the Debtors, and the publicity attendant thereto, may adversely affect the Debtors' business. The Debtors believe that any such adverse effects may worsen during the pendency of a protracted bankruptcy case if the Plan is not confirmed as expected.

         5.       Effect of Debtors' Chapter 11 Cases on Relations with Trade
                  Vendors

                  The commencement of chapter 11 cases by the Debtors may adversely affect their business and cause certain outside service providers and trade vendors to cease providing services or shipping goods to them. Although the Debtors believe that they have good relationships with their outside service providers and trade vendors and have sought and obtained authority from the Bankruptcy Court to pay the prepetition certain claims of various outside service providers, there can be no assurance that such outside service providers and trade vendors will continue to provide such services and goods to the Debtors in the event there is significant delay in the Debtors' efforts to confirm and implement the Plan.

         6.       Classification and Treatment of Claims and Equity Interests

                  Section 1122 of the Bankruptcy Code requires that the Plan classify claims against, and interests in, the Company. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, the Plan may place a claim or interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Debtors believe that all claims and interests have been appropriately classified in the Plan.

                  The Bankruptcy Code also requires that the Plan provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. The Debtors believe that they have complied with the requirement of equal treatment.

                  To the extent that the Bankruptcy Court finds that the Plan does not satisfy these requirements, the Bankruptcy Court could deny confirmation of the Plan. Issues or disputes relating to classification and/or treatment could result in a delay in the confirmation and consummation of the Plan and could increase the risk that the Plan will not be consummated.

         B. FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE PLAN

         1.       Speculative Nature

                  The New Common Stock is a speculative security. There can be no assurance as to the value of the New Common Stock. There can be no assurance that the New Common Stock will have access to a liquid trading market.

         2.       Competitive Conditions

                  The Debtors are in a highly competitive industry and compete with many other suppliers of Information Management Services. A significant source of competition is the in-house document handling capability of the Company's target customer base. There can be no assurance that these businesses will continue to outsource or outsource more of their data and image management or output processing needs. In addition, with respect to those services that are outsourced, the Company competes with a variety of competitors, including large national and multinational companies, which have greater financial resources than the Company and smaller regional or local companies. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on the Company's business, financial condition or results of operations.

         3.       Variances from Projections

                  The fundamental premise of the Plan is the de-leveraging of LSON and the implementation and realization of the Debtors' business plan, as reflected in the Projections attached to this Disclosure Statement. The Projections reflect numerous assumptions concerning the anticipated future performance of the Reorganized Debtors, some of which may not materialize. Such assumptions include, among other items, assumptions concerning the general economy, the information management outsourcing industry and the ability to stabilize and grow the Reorganized Debtors' business and control future operating expenses, and the ability to retain and Key management and employees, all of which are extremely difficult to predict with any degree of certainty. The Debtors believe that the assumptions underlying the Projections are reasonable. However, unanticipated events and circumstances occurring subsequent to the preparation of the Projections may affect the actual financial results of the Reorganized Debtors. Therefore, the actual results achieved throughout the periods covered by the Projections necessarily will vary from the projected results, and such variations may be material and adverse.

                  Moreover, the recovery by creditors is based upon LSON's estimate of the values of the New Common Stock. Because the market and economic conditions upon which such values are based are beyond the control of the Debtors, the actual results achieved are uncertain.

         4.       Disruption of Operations

                  The commencement and pendency of these Chapter 11 Cases could adversely affect the Debtors' relationship with their customers and suppliers, as well as their ability to retain or attract high-quality employees. In such event, weakened operating results could give rise to variances from the Projections, and, as a consequence, cause the Prepetition lenders to refuse to permit the Company's use of cash collateral and the DIP Lenders may refuse to provide or make available DIP Financing without which the Debtors may be unable to emerge from Chapter 11 financing.

         5.       Lack of Trading Market; Issuance to Disbursing Agent

                  The New Common Stock are new issues of securities with no trading market. The New Common Stock also will be distributed to the Disbursing Agent and held for one (1) year pursuant to the Disbursing Agent Escrow Instructions before it is distributed to holders of Class 5 General Unsecured Claims. There can be no assurance regarding the future development of a market for or as to the liquidity of the New Common Stock if and when it is distributed to the Disbursing Agent pursuant to the Disbursing Agent Escrow Instructions.

         6.       Dividend Policies

                  The Company does not anticipate that any dividends will be paid on its New Common Stock in the foreseeable future.

         C.       RISKS RELATING TO THE REORGANIZED DEBTORS

         1.       Leverage and Debt Service

                  After giving effect to the reorganization contemplated under the Plan, the Reorganized Debtors will be a competitively capitalized company relative to its Reorganized stockholders' equity and other leverage ratios. As of the Effective Date, on a pro forma basis after giving effect to the reorganization to be effected by the Plan, the Reorganized Debtors are estimated to have an aggregate net indebtedness of approximately $__ million, including senior secured debt, key manager notes, and capital leases

                  The Reorganized Debtors' capitalization could have important consequences to the holders of the New Common Stock, including the following:
(i) the Reorganized Debtors' ability to obtain additional financing for working capital, capital expenditures or general corporate purposes and (ii) a substantial portion of the Reorganized Debtors' cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Reorganized Debtors for other purposes.

         2.       Risks of Key Management and Employee Retention

                  As previously noted, the Company is a conglomeration of approximately 76 businesses acquired over the period 1996 - 1999. These businesses were generally smaller family owned business where the former owners/operators and their employees remained in place post-acquisition. Over the years, management and operation of these businesses have changed. However, there are still several business units where the former owners/operators remain in place and are critical to the future performance of the business and the Company. For the most part, the operators of these businesses are also earnout creditors of the Company. While the Debtors have implemented its Key Manager and employee retention programs their can be no assurance that the Company will be successful in retaining its other key managers and employees and failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations.

         3.       Volatility of Available Temporary Labor and Paper Prices

                  The Company is dependent primarily upon two basic supplies: temporary labor and paper. The Company uses and relies on temporary labor to manage fluctuations in its business. The supply and price of available and trained temporary labor is dependent upon general economic conditions that are beyond the Company's control. There can be no assurance that the Company will continue to have access to the trained temporary labor necessary to manage its business as it would expect, nor assurance that it will be available at the prices the Company would like. Further, the price of paper can be highly volatile. There can be no assurance that the price of paper will not change in the future. Any significant price increase in either temporary labor or paper that cannot be passed on to customers or a shortage in the supply of available temporary labor could have a material adverse effect on the Company's business, financial condition or results of operations.

         4. Effect of Potential Fluctuations in Quarterly Operating Results; Seasonality

                  The Company has experienced, and in the future may experience, significant quarter to quarter fluctuations in its operating results. Quarterly operating results may fluctuate as a result of a variety of factors, including but not limited to, the size and timing of customer contracts, changes in customer budgets, variations in the cost of temporary labor and paper, the integration of acquired businesses into the Company's operations, the demand for the Company's services, the timing and introduction of new services, the market acceptance of new services, the introduction and timing of new services by the Company's competitors, competitive conditions in the industry and general economic conditions. The Company's businesses are also typically seasonal as sales and profitability are typically lower during the third and fourth quarters of the year. Negative trends or variations in these items could have a material adverse effect on the Company's business, financial condition or results of operations.

         5.       Importance of Continued Development of New Services

                  The introduction of competing services incorporating new technologies and the emergence of new technical standards could render some or all of the Company's services unmarketable. The Company believes that its future success depends upon its ability to enhance its current services and develop new services that address the increasingly sophisticated needs of its customers. The failure of the Company to continue to service its customers, develop and enhance its existing services and introduce new services in a timely and cost effective manner in response to changing technologies, competition and customer requirements could have a material adverse effect on the Company's business, financial condition or results of operations.

         6. Potential Liability for Unauthorized Disclosure of Confidential Information

                  A substantial portion of the Company's business involves the handling of documents containing confidential information. Although the Company has established procedures intended to eliminate any unauthorized disclosure of confidential information and, in some cases, has contractually limited its potential liability for unauthorized disclosure of such information, there can be no assurance that unauthorized disclosures will not result in liability to the Company. It is possible that such liabilities could have a material adverse effect on the Company's business, financial condition or results of operations.

         7. Risk of Business Interruptions and Dependence on Single Facilities for Certain Services

                  The Company believes that its ability and its future ability to retain customers has been due to and will be dependent upon the continued delivery of prompt, efficient, high value services to those customers. Certain of the Company's operations are performed at a single location and are dependent on continuous computer, electrical, telephone and data communication service. As a result, any disruption of the Company's day-to-day operations could have a material adverse effect upon the Company. There can be no assurance that a fire, flood, earthquake, power loss, phone or data service loss or other disaster affecting one or more of the Company's facilities would not disable these functions. Any significant damage to any such facility or other failure that causes significant interruptions in the Company's operations may not be covered by insurance and could have a material adverse effect on the Company's business, financial condition or results of operations.

         8. Risk of Continued Growth in the Information Management Outsourcing Industry

                  The Company believes, based upon independent market research that the information management outsourcing industry will continue to experience continued growth for the next several years. The industry growth assumptions are based upon, among other things, the continued advancement of technology, increased government regulations regarding document retention and increased customer expectations regarding low-cost and efficient electronic access to records. There can be no assurance that these factors will ultimately facilitate industry growth or that other foreseen or unforeseen changes in the market dynamics will not negatively impact projected market growth. Any negative impact upon general market trends for the information management outsourcing services industry will have a material adverse effect on the Company's business, financial condition and results of operations.

         9.       Risk of Execution on Sale or Closure of Non-Core Operations

                  A significant element of the Company's business plan is the continued divestiture and/or closure of its non-core operations. The Company has been and is focused on divesting and/or closing its non-core business units. Since September 2000, the Company has been successfully able to sell and or close approximately 20 non-core operations. The Company has also been able to reduce it labor force by approximately 12% since January 2001. The Company continues to expect to be able to execute on the sale or closure of its currently identified non-core businesses. The sale or closure of these businesses will allow the Company to continue to reduce its outstanding secured indebtedness, provide it with additional working capital and free-up the corporate resources currently dedicated to the managing of such businesses and sale/closure activities. There can be no assurance that the Company will be able to continue to execute on the sale or closure of its non-core operations. Failure to do so could have a material adverse effect on the Company's business, financial condition or results of operations.

         10.      History of Recent Significant Operating Losses

                  The Company incurred pre-tax losses from continuing operations, excluding amortization of intangible assets, various asset impairment charges and interest of approximately $44 million for the year ended December 31, 2000. For the ten month period ended October 31, 2001, the Company incurred pre-tax losses from continuing operations, excluding amortization of intangible assets, various asset impairment charges and interest of approximately $10 million. Although the Company does not expect losses to continue in the future, it cannot assure creditors or interest holders that it will not incur further losses.

         D.       SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENT

                  This Disclosure Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21C of the Exchange Act, including statements concerning possible or assumed future results of operations of the Debtors and those preceded by, followed by or that include the word may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, potential, or continue or the negative of such terms and other comparable terminology. You should understand that the factors described below, in addition to those discussed elsewhere in this Disclosure Statement, could affect the reorganized Debtors' future results and could cause those results to differ materially from those expressed in such forward-looking statements. These factors include:

         - material adverse changes in economic conditions in the markets we serve;

         - future regulatory actions and conditions in our operating areas;

         -        competition from others in the industry;

         - increases in labor costs and relations with union bargaining units representing our employees;

         - the integration of our operations with those of businesses we have acquired or may acquire in the future and the realization of the expected benefits;

         -        failure to obtain new customers or retain existing customers;
                  and

         - other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings.

                  NO PROJECTIONS OR OTHER FORWARD-LOOKING ANALYSES CONTAINED HEREIN WERE PREPARED WITH A VIEW TO COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. LSON'S INDEPENDENT ACCOUNTANTS HAVE NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAVE NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO. FOR ADDITIONAL INFORMATION ABOUT LSON AND ITS OPERATING AND FINANCIAL CONDITIONS, PLEASE SEE LSON'S UNAUDITED FINANCIAL INFORMATION ATTACHED HERETO AS EXHIBIT C-1 FOR THE TEN MONTHS ENDED OCTOBER 31, 2001 AND YEAR ENDED DECEMBER 31, 2000, AS WELL AS ITS ANNUAL REPORT ON FORM 10-K FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 FILED WITH THE SEC AND ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT C.

         E.       SECTION 1145 OF THE BANKRUPTCY CODE

                  Lason intends to rely on section 1145(a) of the Bankruptcy Code to exempt from registration under the Securities Act, and any applicable state securities laws, the issuance of any New Common Stock, New Senior Notes and the New Junior Note pursuant to the Plan to holders of claims in exchange for their claims. Generally, section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities from the registration requirements of the Securities Act if the following conditions are satisfied: (i) the securities are issued by a debtor (or its affiliate or successor) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, and interest in, or a claim for administrative expense or interest in the debtor; and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or principally in such an exchange for cash or property. Lason believes that, as the issuer of the security and a debtor under the Plan, it is entitled to the exemption from registration under section 1145(a) of the Bankruptcy Code.

                  The New Common Stock, New Senior Notes and New Junior Note subject to the exemption from registration under Bankruptcy Code section 1145(a), may be resold by the holders thereof without restriction, except for any such holder that is deemed to be an "underwriter" as defined in section 1145(b) of the Bankruptcy Code. An "underwriter" is defined as any person who
(i) purchases a claim against, or an interest in, a debtor with a view toward distribution of any security issued pursuant to a plan of reorganization for the holders of such securities, (ii) offers to sell securities issued pursuant to a plan of reorganization for the holders of such securities, (iii) offers to buy securities, if the offer to buy is made with a view toward distribution of such securities or (iv) is an issuer within the meaning of section 2(11) of the Securities Act. Section 2(11) of the Securities Act provides that the term "issuer" includes all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with an issuer of securities. Under Rule 405 of Regulation C under the Securities Act, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract or otherwise. Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the voting securities of a reorganized debtor may be presumed to be a control person.

         F.       RULE 144

                  Holders of securities who are deemed to be "underwriters" within the meaning of section 1145(b)(1) of the Bankruptcy Code or who may otherwise be deemed to be "underwriters" of, or to exercise "control" over, the Debtors within the meaning of Rule 405 of Regulation C under the Securities Act may, under certain circumstances, be able to sell their securities pursuant to the more limited safe harbor resale provisions of Rule 144 under the Securities Act. Generally, Rule 144 provides that, if certain conditions are met (e.g., holding for a period of one year with respect to "restricted securities," volume limitations, manner of sale, availability of current information about the issuer, etc.), (a) any person who resells "restricted securities" and (b) any "affiliate" of the issuer of the securities sought to be resold will not be deemed to be an "underwriter" as defined in Section 2(11) of the Securities Act. Under paragraph (k) of Rule 144, the aforementioned conditions to resale will no longer apply to restricted securities sold for the account of a holder who is not an affiliate of the Company at the time of such resale and who has not been such during the three-month period next preceding such resale, so long as a period of at least two years has elapsed since the later of (i) the Effective Date of the Plan and (ii) the date on which such holder acquired his or its securities from an affiliate of the Debtors.

            IX. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

      A.    GENERAL

            The following discussion summarizes certain anticipated U.S. federal income tax consequences of the transactions proposed in the Plan for the Debtors and for the holders of claims who are entitled to vote to accept or reject the Plan. The summary is provided for information purposes only and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, judicial authority, and current administrative rulings and practice, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effects that could adversely affect the federal income tax consequences described below.

            The summary does not address all aspects of federal income taxation that may be relevant to a particular holder of a claim in light of its particular facts and circumstances or to certain types of holders of claims subject to special treatment under the Code (for example, non-U.S. Taxpayers, financial institutions, broker-dealers, life insurance companies, and tax-exempt organizations). The summary also does not discuss any aspects of state, local, or foreign tax consequences. The summary furthermore does not address the federal income tax consequences to holders of claims who are not entitled to vote on the Plan and federal income tax consequences to persons holding Old Senior Notes, Old Common Stock and Preferred Stock other than as capital assets.

            In addition, a substantial amount of time may elapse between the confirmation date of the Plan and the receipt of a final distribution under the Plan. Events subsequent to the date of this Disclosure Statement, such as additional tax legislation, court decisions, or administrative changes, could affect the federal income tax consequences of the Plan and the transactions contemplated thereunder. No ruling will be sought from the Internal Revenue Service with respect to any of the tax aspects of the Plan and no opinion of counsel has heretofore been obtained by the Debtors with respect thereto. Accordingly, each holder of a claim or interest is strongly urged to consult with its own tax advisor regarding the federal, state, local and foreign tax consequences of the Plan to such holder.

      B. FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

      1.    Cancellation of Indebtedness Income

            Under the Code, a U.S. taxpayer generally must include in gross income the amount of any discharged indebtedness ("COD") realized during the taxable year. If a new debt instrument is exchanged for an old debt instrument of an issuer, COD generally equals the difference between the principal amount of the debt discharged and the amount "paid" for it in the exchange. For this purpose, the outstanding amount of the old debt discharged generally equals the "adjusted issue price" of the old debt plus any accrued interest other than OID already included in the adjusted issue price, while the amount "paid" generally equals the issue price of the new debt. As discussed below, the issue price depends on whether the debt instruments are publicly traded. If a debt instrument is exchanged for the stock of the issuer, COD generally equals the difference between the principal amount of the debt discharged and the fair market value of the stock. Upon implementation of the Plan, certain of the Debtors expect to realize a substantial amount of COD upon the exchange of the Old Senior Notes for the New Senior Notes, the exchange of the General Unsecured Claims for the New Common Stock and/or upon the exchange of any instruments related to Key Manager Claims for the New Junior Note.

            The Debtors, however, may exclude from gross income any COD arising from the discharge of its debt while under the jurisdiction of a court in a chapter 11 case. Instead, such COD will generally reduce certain tax attributes of the Debtors as prescribed by the Code, including net operating losses ("NOL"), NOL carry forwards, and tax basis in property held by the Debtors (collectively, "Tax Attributes"). Reduction of tax basis in a debtor's property is limited to the excess of the aggregate tax basis of the property held by the debtor immediately after discharge over the aggregate of the debtor's liabilities immediately after the discharge. Any COD remaining after the reduction of Tax Attributes will not have any further federal income tax consequences.

            The Debtors may elect to avoid the prescribed order of Tax Attribute reduction and instead reduce, to the extent available, the basis of depreciable property prior to the reduction of other Tax Attributes. This election extends to the stock of a subsidiary if the subsidiary consents to reduce the basis of its depreciable property, but may be made only to the extent of the aggregate adjusted basis of the Debtor's depreciable property. The Debtors have not yet determined whether to make this election.

            Although not free from doubt, based on existing authorities, the Debtors believe that any reduction in Tax Attributes will generally occur on a separate company basis even though the Debtors file a consolidated federal income tax return. The Internal Revenue Service has recently taken the position, however, that consolidated NOL must be reduced irrespective of the source of those losses. The current Internal Revenue Service position as to the impact of the attribute reduction rules on other Tax Attributes of consolidated group members is unclear.

      2.    Net Operating Losses

            The Debtors have an NOL carry forward of approximately $85 million for the taxable year ending December 31, 2000. As explained above, current year NOL and the NOL carry forwards may be reduced or eliminated by COD realized upon the implementation of the Plan. If the current year NOLs and the existing NOL carry forwards are not so eliminated, however, Section 382 of the Code may substantially limit the Debtors' ability to use such NOL carry forwards in future years.

            When a corporation undergoes an "ownership change," Section 382 of the Code generally limits the subsequent ability of the corporation to utilize historic NOL and/or NOL carry forwards and subsequently recognized "built-in" losses (i.e., losses economically accrued but unrecognized as of the date of the ownership change), with respect to any post-ownership change taxable periods. The amount of such pre-ownership NOL and built-in losses that can be utilized in the post-ownership change taxable periods generally equals the product of the value of the stock of the corporation (with certain adjustments) immediately before the ownership change multiplied by the applicable "long-term tax-exempt rate" (currently 5.39%) ("Annual Section 382 Limitation"). Any portion of the Annual Section 382 Limitation unused in a particular taxable post-ownership change period is generally available in subsequent years. A corporation must meet certain continuity of business enterprise requirements for at least two years following an ownership change in order to preserve the Annual
Section 382 Limitation. The Debtors believe that it is likely that they will undergo the "ownership change" within the meaning of Section 382 of the Code as a result of the implementation of the Plan.

            Section 382 of the Code provides an exception to the application of the Annual Section 382 Limitation for certain corporations under the jurisdiction of a court in a chapter 11 case (the "Bankruptcy Exception"). The Bankruptcy Exception could apply to the Debtors if the Debtors' historic shareholders and creditors that held certain "qualified indebtedness" (as defined by regulation) prior to implementation of the Plan were to own more than 50% of the total voting power and total value of the stock of the Debtors after such implementation. Under the Bankruptcy Exception, the continuity of business enterprise requirement described above would not apply to the Debtors. However, a second ownership change occurring during the two-year period immediately following the first ownership change would eliminate any NOL carry forwards that arose before the first ownership change. The Bankruptcy Exception, if applicable, would reduce the Debtors' pre-change losses and excess credits that may be carried over to a post-ownership change taxable year by any interest paid or accrued on any Old Senior Notes exchanged for the New Senior Notes. An eligible corporation may elect out of the Bankruptcy Exception.

            If the Debtors do not qualify for the Bankruptcy Exception or elect out as discussed below, another special rule under Section 382 of the Code applicable to corporations under the jurisdiction of a court in a chapter 11 case will apply in calculating the Debtors' Annual Section 382 Limitation. Under this special rule, the Annual Section 382 Limitation will be calculated by reference to the lesser of the value of the Company's New Common Stock (with certain adjustments) immediately after the ownership change (as opposed to immediately before the ownership change, as discussed above) or the value of Reorganized LASON's assets (determined without regard to liabilities) immediately before the ownership change.

            At this time, it is uncertain whether reorganized Lason's will qualify for the Bankruptcy Exception or, if it does so qualify, whether it would be advantageous to elect out and instead utilize the special rule described immediately above. The Debtors are studying this issue and will make a timely decision on the best course of action.

      3.    Federal Alternative Minimum Tax

            To the extent NOL and NOL carry forwards are not eliminated or limited under the rules discussed above, the Debtors will be able to offset their taxable income following the implementation of the Plan with any NOL carry forwards. Because of differences in the way alternative minimum taxable income ("AMTI") is calculated as compared to regular taxable income, the Debtors may nonetheless be subject in such taxable years to the alternative minimum tax ("AMT"), which generally equals the amount by which 20% of a corporation's AMTI exceeds its regular tax liability.

            The Code calculates AMTI pursuant to specific rules that eliminate or limit the availability of certain tax deductions and which include as income certain amounts not generally included in computing regular tax liability. Of particular importance is the AMT limitation permitting a corporation to offset only 90% of its AMTI by any available NOL carry forwards (as computed for AMT purposes). This AMT limitation generally applies on a group basis to consolidated groups. Thus, in any year in which 20% of the Debtors' AMTI exceeded their regular tax liability, the Debtors would be subject to AMT, regardless of the size of any NOL carry forwards they might have. Any AMT incurred by the Debtors in such a taxable year generally would be allowable as a non-refundable credit against the Debtors' regular federal income tax liability in future taxable years when they are no longer subject to AMT.

      4.    Federal Income Tax Consequences to Holders of Class 5 Claims

            The Debtors believe that it is unlikely that the General Unsecured Claims would constitute "securities" for federal income tax purposes under the rules described above. As a result, the holders of the General Unsecured Claims receiving the New Common Stock as a result of the implementation of the Plan will have a taxable exchange in which gain or loss will be recognized. The portion of the New Common Stock received by the holders of the General Unsecured Claims allocable to unpaid interest which accrued during the holder's holding period of the General Unsecured Claims will be treated as a payment of interest. The remainder of the New Common Stock received by holders of the General Unsecured Claims will be treated as received in exchange for the principal amount of the General Unsecured Claims and gain will be recognized by a holder if the fair market value of the New Common Stock exceeds the tax basis of the General Unsecured Claims relinquished. If the fair market value of the New Common Stock received by a holder is lower than the tax basis of the General Unsecured Claims relinquished, such Holder will recognize a loss. The basis of the New Common Stock received by the holders of the General Unsecured Claims as a result of the implementation of the Plan will equal the fair market value of the New Common Stock received.

      C.    IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

            THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

                      X. ALTERNATIVES TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

            The Debtors believe that the Plan affords holders of claims the potential for the greatest recovery and, therefore, is in the best interests of such holders. The Plan as presented is the result of considerable negotiations among the Debtors and Prepetition Lenders.

            If, however, the requisite acceptances are not received, or the Plan is not confirmed and consummated, the theoretical alternatives include: (a) formulation of an alternative plan of reorganization or (b) liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

      A.    ALTERNATIVE PLAN(S) OF REORGANIZATION

            If the Plan is not confirmed, the Debtors may attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plan(s) might involve either a reorganization and continuation of the Debtor's businesses or an orderly liquidation of their assets.

            The Debtors' business could suffer from increased costs, erosion of customer confidence and liquidity difficulties if they remained debtors in possession during a lengthy chapter 11 process, while trying to negotiate a consensual plan of reorganization. In addition, to formulate and secure approval of an alternative plan, the Debtors would be required to secure an extension of any DIP Credit Agreement or obtain replacement financing, and the Debtors can offer no assurance that they would be successful in this regard.

            The Debtors believe that the Plan, as described herein, which is the result of extensive negotiations between the Debtors and their principal creditor constituencies, enables creditors to realize the greatest possible value under the circumstances and, compared to any later alternative plan of reorganization, has the greatest chance of being confirmed and consummated.

      B.    LIQUIDATION OF THE DEBTORS

            If no plan is confirmed, the Debtors may be forced to liquidate under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors' assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of claims against or interests in the Debtors.

            The Debtors believe that in a liquidation under chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Debtors' estates. The assets available for distribution to creditors would be reduced by such additional expenses and by claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors' assets. The Liquidation

Analysis, discussed supra in VI.C.2. ("Best Interests Test"), and contained in Exhibit E hereto, shows that unsecured creditors would not receive any distribution on their claims in a liquidation.

            The Debtors could also be liquidated pursuant to the provisions of a chapter 11 plan of reorganization. In a liquidation under chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than in a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of claims under a chapter 11 liquidation plan probably would be delayed substantially.

            Although preferable to a chapter 7 liquidation, the Debtors believe that any liquidation under chapter 11 is a much less attractive alternative to creditors than the Plan because the Debtors believe confirmation of the Plan will enable creditors to realize a greater recovery than they otherwise may realize pursuant to a chapter 11 liquidating plan.

                       XI. CONCLUSION AND RECOMMENDATION

            The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will result in the greatest recoveries to holders of claims and interests. Consequently, the Debtors urge all holders of claims and interests to vote to accept the Plan.

Dated: January 11, 2002              Respectfully submitted,

                                     LASON, INC.
                                     (for itself and on behalf of the
                                     Subsidiary Debtors)

                                     By:    ___________________________________

                                     Name:  Douglas S. Kearney
                                     Title: Interim Chief Financial Officer

                                     COUNSEL:

                                     Lawrence K. Snider, Esq.
                                     Aaron L. Hammer, Esq.
                                     MAYER, BROWN & PLATT
                                     190 South LaSalle Street
                                     Chicago, Illinois 60603-3441
                                     (312) 782-0600

                                            - and -

                                     Robert S. Brady (No. 2847)
                                     Michael R. Nestor (No. 3526)
                                     YOUNG CONAWAY STARGATT & TAYLOR
                                     1100 North Market Street
                                     Wilmington Trust Center
                                     P.O. Box 391
                                     Wilmington, Delaware 19899-0391
                                     (302) 571-6600

                                     Co-counsel for Debtors and Debtors in
                                     Possession

                                    EXHIBIT A
                         JOINT PLAN OF REORGANIZATION OF
                     LASON, INC. AND ITS SUBSIDIARY DEBTORS

                                    EXHIBIT B
                               [TO BE FILED LATER]

                                    EXHIBIT C
                               [TO BE FILED LATER]

                                   EXHIBIT C-1
                               [TO BE FILED LATER]

                                    EXHIBIT D
                               [TO BE FILED LATER]

                                    EXHIBIT E
                               [TO BE FILED LATER]

                                    EXHIBIT F
                               [TO BE FILED LATER]